                                                                          EX 4.1





================================================================================





                              Collagen Corporation

                                      and

                       The First National Bank of Boston

                                    Trustee

                                ________________


                                   INDENTURE


                          Dated as of April ___, 1995


                                ________________


                                  $___________

                    [   ] % Exchangeable Subordinated Notes
                                    due 2002




================================================================================
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                               TABLE OF CONTENTS

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ARTICLE ONE

DEFINITIONS AND INCORPORATION BY REFERENCE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         SECTION 1.01.    Definitions.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         SECTION 1.02.    Incorporation by Reference of TIA.  . . . . . . . . . . . . . . . . . . . . . . . .   7
         SECTION 1.03.    Rules of Construction.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7

ARTICLE TWO

THE SECURITIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         SECTION 2.01.    Form and Dating.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         SECTION 2.02.    Execution and Authentication. . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         SECTION 2.03.    Registrar, Paying Agent and Exchange Agent. . . . . . . . . . . . . . . . . . . . .   9
         SECTION 2.04.    Paying Agent and Exchange Agent to Hold Assets in Trust.  . . . . . . . . . . . . .  10
         SECTION 2.05.    Securityholder Lists. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         SECTION 2.06.    Transfer and Exchange.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         SECTION 2.07.    Replacement Securities. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         SECTION 2.08.    Outstanding Securities. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         SECTION 2.09.    Treasury Securities.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         SECTION 2.10.    Temporary Securities. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         SECTION 2.11.    Cancellation. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         SECTION 2.12.    Defaulted Interest. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12

ARTICLE THREE

REDEMPTION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         SECTION 3.01.    Notices to Trustee. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         SECTION 3.02.    Selection of Securities to be Redeemed. . . . . . . . . . . . . . . . . . . . . . .  13
         SECTION 3.03.    Notice of Redemption. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         SECTION 3.04.    Effect of Notice of Redemption. . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         SECTION 3.05.    Deposit of Redemption Price.  . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         SECTION 3.06.    Securities Redeemed in Part.  . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         SECTION 3.07.    Exchange Arrangements on Call for Redemption. . . . . . . . . . . . . . . . . . . .  15

ARTICLE FOUR

SUBORDINATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         SECTION 4.01.    Securities Subordinated to Senior Indebtedness. . . . . . . . . . . . . . . . . . .  15
         SECTION 4.02.    No Payment on Securities in Certain Circumstances.  . . . . . . . . . . . . . . . .  16
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         SECTION 4.03.    Securities Subordinated to Prior Payment of All Senior
                          Indebtedness on Dissolution, Liquidation or
                          Reorganization of Company.  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         SECTION 4.04.    Securityholders to be Subrogated to Rights of
                          Holders of Senior Indebtedness. . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         SECTION 4.05.    Obligations of the Company Unconditional. . . . . . . . . . . . . . . . . . . . . .  18
         SECTION 4.06.    Trustee Entitled to Assume Payments not Prohibited in
                          Absence of Notice.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         SECTION 4.07.    Application by Trustee of Assets Deposited with It. . . . . . . . . . . . . . . . .  19
         SECTION 4.08.    Subordination Rights not Impaired by Acts or Omissions
                          of Company or Holders of Senior Indebtedness. . . . . . . . . . . . . . . . . . . .  19
         SECTION 4.09.    Securityholders Authorize Trustee to Effectuate
                          Subordination of Securities.  . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         SECTION 4.10.    Right of Trustee to Hold Senior Indebtedness. . . . . . . . . . . . . . . . . . . .  20
         SECTION 4.11.    Article Four not to Prevent Events of Default.  . . . . . . . . . . . . . . . . . .  20

ARTICLE FIVE

COVENANTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         SECTION 5.01.    Payment and Exchange of Securities. . . . . . . . . . . . . . . . . . . . . . . . .  20
         SECTION 5.02.    Maintenance of Office or Agency.  . . . . . . . . . . . . . . . . . . . . . . . . .  21
         SECTION 5.03.    Corporate Existence.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         SECTION 5.04.    Payment of Taxes and Other Claims.  . . . . . . . . . . . . . . . . . . . . . . . .  22
         SECTION 5.05.    Maintenance of Properties and Insurance.  . . . . . . . . . . . . . . . . . . . . .  22
         SECTION 5.06.    Compliance Certificate; Notice of Default.  . . . . . . . . . . . . . . . . . . . .  22
         SECTION 5.07.    Compliance with Laws. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         SECTION 5.08.    SEC Reports.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         SECTION 5.09.    Waiver of Stay, Extension or Usury Laws.  . . . . . . . . . . . . . . . . . . . . .  24

ARTICLE SIX

SUCCESSOR CORPORATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         SECTION 6.01.    When Company May Merge, Etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         SECTION 6.02.    Successor Corporation Substituted.  . . . . . . . . . . . . . . . . . . . . . . . .  25

ARTICLE SEVEN

DEFAULT AND REMEDIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         SECTION 7.01.    Events of Default.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
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         SECTION 7.02.    Acceleration. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         SECTION 7.03.    Other Remedies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         SECTION 7.04.    Waiver of Past Defaults.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         SECTION 7.05.    Control by Majority.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         SECTION 7.06.    Limitation on Suits.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         SECTION 7.07.    Rights of Holders to Receive Payment. . . . . . . . . . . . . . . . . . . . . . . .  29
         SECTION 7.08.    Collection Suit by Trustee. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         SECTION 7.09.    Trustee May File Proofs of Claim. . . . . . . . . . . . . . . . . . . . . . . . . .  30
         SECTION 7.10.    Priorities. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         SECTION 7.11.    Undertaking for Costs.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31

ARTICLE EIGHT

TRUSTEE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         SECTION 8.01.    Duties of Trustee.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         SECTION 8.02.    Rights of Trustee.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         SECTION 8.03.    Individual Rights of Trustee. . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         SECTION 8.04.    Trustee's Disclaimer. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         SECTION 8.05.    Notice of Default.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         SECTION 8.06.    Reports by Trustee to Holders.  . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         SECTION 8.07.    Compensation and Indemnity. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         SECTION 8.08.    Replacement of Trustee. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         SECTION 8.09.    Successor Trustee by Merger, Etc. . . . . . . . . . . . . . . . . . . . . . . . . .  35
         SECTION 8.10.    Eligibility of Trustee. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         SECTION 8.11.    Conflicting Interests of Trustee. . . . . . . . . . . . . . . . . . . . . . . . . .  36
         SECTION 8.12.    Limitation on Rights of Trustee as Creditor.  . . . . . . . . . . . . . . . . . . .  36

ARTICLE NINE

SATISFACTION AND DISCHARGE OF INDENTURE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         SECTION 9.01.    Termination of Obligations upon Cancellation of the
                          Securities. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         SECTION 9.02.    Acknowledgment of Discharge by Trustee. . . . . . . . . . . . . . . . . . . . . . .  36
         SECTION 9.03.    Repayment to the Company. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37

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ARTICLE TEN

AMENDMENTS, SUPPLEMENTS AND WAIVERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         SECTION 10.01.   Without Consent of Holders. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         SECTION 10.02.   With Consent of Holders.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         SECTION 10.03.   Compliance with TIA.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
         SECTION 10.04.   Revocation and Effect of Consents.  . . . . . . . . . . . . . . . . . . . . . . . .  39
         SECTION 10.05.   Notation on or Exchange of Securities.  . . . . . . . . . . . . . . . . . . . . . .  40
         SECTION 10.06.   Trustee to Sign Amendments, Etc.  . . . . . . . . . . . . . . . . . . . . . . . . .  40

ARTICLE ELEVEN

EXCHANGE OF SECURITIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         SECTION 11.01.   Right to Exchange.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         SECTION 11.02.   Method of Exchange. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         SECTION 11.03.   Fractional Interests. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         SECTION 11.04.   Adjustment of Exchange Price. . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         SECTION 11.05.   Exchange Agreement. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
         SECTION 11.06.   Company To Give Notice of Certain Events. . . . . . . . . . . . . . . . . . . . . .  49
         SECTION 11.07.   Merger of Target. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
         SECTION 11.08.   Certain Tender or Exchange Offers for Exchange Property.  . . . . . . . . . . . . .  51
         SECTION 11.09.   Tax Adjustments in Exchange Price.  . . . . . . . . . . . . . . . . . . . . . . . .  52
         SECTION 11.10.   Cash Equivalent.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
         SECTION 11.11.   Withdrawals of Exchange Property. . . . . . . . . . . . . . . . . . . . . . . . . .  54
         SECTION 11.12.   Obligations of Trustee and Exchange Agent.  . . . . . . . . . . . . . . . . . . . .  55
         SECTION 11.13.   Preservation of Exchange Rights.  . . . . . . . . . . . . . . . . . . . . . . . . .  55
         SECTION 11.14.   Transfer Taxes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
         SECTION 11.15.   Fully Paid Shares.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
         SECTION 11.16.   Cancellation of Securities. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
         SECTION 11.17.   Registration of Target Common Stock and Other
                          Securities Held as Exchange Property. . . . . . . . . . . . . . . . . . . . . . . .  56

ARTICLE TWELVE

MEETINGS OF SECURITYHOLDERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
         SECTION 12.01.   Purposes for Which Meetings May Be Called.  . . . . . . . . . . . . . . . . . . . .  58
         SECTION 12.02.   Manner of Calling Meetings. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
         SECTION 12.03.   Call of Meetings by Company or Holders. . . . . . . . . . . . . . . . . . . . . . .  59

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         SECTION 12.04.   Who May Attend and Vote at Meetings.  . . . . . . . . . . . . . . . . . . . . . .   59
         SECTION 12.05.   Regulations May be Made by Trustee; Conduct of the
                          Meeting; Voting Rights; Adjournment . . . . . . . . . . . . . . . . . . . . . . .   59
         SECTION 12.06.   Voting at the Meeting and Record to be Kept.  . . . . . . . . . . . . . . . . . .   60
         SECTION 12.07.   Exercise of Rights of Trustee or Securityholders May
                          Not be Hindered or Delayed by Call of Meeting.  . . . . . . . . . . . . . . . . .   61

ARTICLE THIRTEEN

RIGHT TO REQUIRE REPURCHASE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   61
         SECTION 13.01.   Repurchase of Securities at Option of the Holder upon
                          Change in Control.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   61
         SECTION 13.02.   Effect of Change in Control Purchase Notice.  . . . . . . . . . . . . . . . . . .   64
         SECTION 13.03.   Deposit of Change in Control Purchase Price.  . . . . . . . . . . . . . . . . . .   64
         SECTION 13.04.   Securities Purchased in Part. . . . . . . . . . . . . . . . . . . . . . . . . . .   65
         SECTION 13.05.   Covenant to Comply With Securities Laws Upon
                          Purchase of Securities.  . . . . . . . . . . . . . . . . .. . . . . . . . . . . .   65
         SECTION 13.06.   Repayment to the Company. . . . . . . . . . . . . . . . . . . . . . . . . . . . .   65

ARTICLE FOURTEEN

MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   66
         SECTION 14.01.   TIA Controls. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   66
         SECTION 14.02.   Notices.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   66
         SECTION 14.03.   Communications by Holders with Other Holders. . . . . . . . . . . . . . . . . . .   67
         SECTION 14.04.   Certificate and Opinion as to Conditions Precedent. . . . . . . . . . . . . . . .   67
         SECTION 14.05.   Statements Required in Certificate or Opinion . . . . . . . . . . . . . . . . . .   67
         SECTION 14.06.   Rules by Trustee, Paying Agent, Registrar and Exchange
                          Agent. . . . . . . . . . . . . . . . . . . . . .. . . . . . . . . . . . . . . . .   68
         SECTION 14.07.   Legal Holidays. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   68
         SECTION 14.08.   Governing Law.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   68
         SECTION 14.09.   No Adverse Interpretation of Other Agreements.  . . . . . . . . . . . . . . . . .   69
         SECTION 14.10.   No Recourse Against Others. . . . . . . . . . . . . . . . . . . . . . . . . . . .   69
         SECTION 14.11.   Successors. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   69
         SECTION 14.12.   Duplicate Originals.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   69
         SECTION 14.13.   Severability. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   69

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


                 INDENTURE dated as of April ___, 1995, between Collagen Corporation, a Delaware corporation (the "Company"), and The First National Bank of Boston, a national banking association, as Trustee.

                 Each party hereto agrees as follows for the benefit of each other party and for the equal and ratable benefit of the Holders of the
Company's [             ]% Exchangeable Subordinated Notes due 2002:


                                  ARTICLE ONE

                   DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01.  Definitions.

                 "Affiliate" of any specified person means any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For the purposes of this definition, "control" when used with respect to any person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "affiliated," "controlling" and "controlled" have meanings correlative to the foregoing.

                 "Agent" means any Registrar, Paying Agent, Exchange Agent or Co-Registrar.

                 "Bankruptcy Law" means Title 11, U.S. Code or any similar Federal, state or foreign law for the relief of debtors.

                 "Board of Directors" means, with respect to any Person, the Board of Directors of such Person or any committee of the Board of Directors of such Person authorized, with respect to any particular matter, to exercise the power of the Board of Directors of such Person.

                 "Board Resolution" means, with respect to any Person, a duly adopted resolution of the Board of Directors of such Person.

                 "Business Day" means a day that is not a Legal Holiday.

                 "Capital Stock" means, with respect to any person, any and all shares, interests, participation or other equivalents (however designated) of corporate stock, including each class of common stock and preferred stock of such person.

                 "Capitalized Lease Obligation" means obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.

                 "Change in Control" shall have the meaning provided in Section 13.01(a).

                 "Change in Control Purchase Date" shall have the meaning provided in Section 13.01(a).

                 "Change in Control Price" shall have the meaning provided in
Section 13.01(a).

                 "Change in Control Notice" shall have the meaning provided in
Section 13.01(b).

                 "Change in Control Purchase Notice" shall have the meaning provided in Section 13.01(c).

                 "Continuing Director" means as, of any date, a member of the Board of Directors of the Company who (i) was a member of the Board of Directors of the Company at the time of the initial issuance of the Securities, or (ii) was nominated or appointed to the Board of Directors of the Company with the affirmative vote of at least a majority of the directors who were Continuing Directors at the time of such nomination or appointment.

                 "Closing Price" means, when used with respect to the Securities as of any date, (i) the last reported sale price or, in case no such reported sales take place, the average of the reported closing bid and asked prices, on the NASDAQ System, or (ii) if the Securities are not listed for trading on the NASDAQ System, the last reported sale price or, in case no such reported sales price takes place, the average of the reported closing bid and asked prices, on the principal securities exchange on which the Securities are listed or admitted for trading.

                 "Company" means the party named as such in this Indenture until a successor replaces it pursuant to the Indenture and thereafter means such successor.

                 "Custodian" means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

                 "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

                 "Designated Senior Indebtedness" means any Senior Indebtedness with an aggregate principal amount in excess of $3,000,000 and which is designated in its governing instrument as Designated Senior Indebtedness.

                 "Event of Default" shall have the meaning provided in Section 7.01.

                 "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the SEC thereunder.

                 "Exchange Agent" shall have the meaning provided in Section
2.03.

                 "Exchange Price" shall have the meaning provided pursuant to Paragraph 7 in the Form of Security annexed hereto as Exhibit A.

                 "Exchange Property" means initially the fully paid and nonassessable shares of Target Common Stock, the amount to be determined by dividing the aggregate principal amount of the Securities by the Exchange Price, delivered to the Exchange Agent by the Company pursuant to the Exchange Agreement simultaneously with the execution and delivery of this Indenture, and thereafter may also include such other securities, cash or other property attributable to the Target Common Stock or other Exchange Property, which at the time are deliverable upon surrender of the Securities for exchange in accordance with Article Eleven of this Indenture.

                 "Exchange Withdrawal Date" shall have the meaning provided in
Section 11.18(2).

                 "Expiration Time" shall have the meaning provided in Section 11.04(b) hereof.

                 "GAAP" means generally accepted accounting principles as in effect in the United States of America at the time such principles are being applied.

                 "Holder" or "Securityholder" means the person in whose name a Security is registered on the Registrar's books.

                 "Indebtedness" means with respect to any Person at any date, without duplication, (a) all obligations of such Person for borrowed money (including, without limitation, indebtedness secured by a mortgage or other lien which is (i) given to secure all or part of the purchase price of property subject thereto, whether given to the vendor of such property or to another, or
(ii) existing on property at the time of acquisition thereof), (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments and all indebtedness consisting of reimbursement obligations due and owing with respect to letters of credit, (c) all Indebtedness of others secured by a lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person, (d) all Capitalized Lease Obligations, (e) all Indebtedness of others for the payment of which such Person is responsible or liable as obligor or guarantor, (f) commitment or standby fees due and payable to lending institutions with respect to available credit facilities; and (g) all obligations of such Person for interest rate and currency swaps, floors, collars, caps and similar arrangements.

                 "Indenture" means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof.

                 "Interest Payment Date" means the stated maturity of an installment of interest on the Securities.

                 "Issue Date" means the date of first issuance of the Securities under this Indenture.

                 "Legal Holiday" shall have the meaning provided in Section
14.07.

                 "Lien" means any mortgage, pledge, lien, encumbrance, charge or adverse claim affecting title or resulting in an encumbrance against real or personal property or a security interest of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

                 "Maturity Date" means May 1, 2002.

                 "Market Price" means, when used with respect to Target Common Stock or any other security as of any date, (i) the average of last reported sale price or, in case no such reported sales take place, the average of the reported closing bid and asked prices, for the five consecutive trading days immediately preceding such date on the NASDAQ National Market, or (ii) if the Target Common Stock or other Exchange Property, as the case may be, is not admitted to trading on the NASDAQ National Market, the average of last reported sale price or, in the case no such reported sales take place, the average of the reported closing bid and asked prices, for the five consecutive trading days immediately preceding such date, on the principal national securities exchange on which the Target Common Stock or other Exchange Property, as the case may be, is listed or admitted to trading, or (iii) if the Target Common Stock or other Exchange Property, as the case may be, is not listed or admitted to trading on any national securities exchange or NASDAQ National Market, the average of closing sale price or, in the case no such reported sales take place, the average of the reported closing bid and asked price, for the five consecutive trading days immediately preceding such date, as reported by the NASDAQ System. If none of the conditions set forth above is met, the Market Price shall be the fair market value of the Target Common Stock or other Exchange Property, as the case may be, as determined by an investment banking firm selected by the Exchange Agent.

                 "Officer" means, with respect to any Person, the Chairman of the Board, the President, any Vice President, the Chief Financial Officer, the Controller or the Secretary of such Person.

                 "Officers' Certificate" means, with respect to any Person, a certificate signed by two Officers or by an Officer and either an Assistant Treasurer or an Assistant Secretary of such Person or otherwise complying with the requirements of Sections 14.04 and 14.05.

                 "Opinion of Counsel" means a written opinion from legal counsel who is reasonably acceptable to the Trustee complying with the requirements of Section 14.04 and 14.05. The counsel may be an employee of or counsel to the Company or the Trustee.

                 "Over-Allotment Option" shall have the meaning provided in
Section 2.02.

                 "Paying Agent" shall have the meaning provided in Section 2.03, except that, for the purposes of Article Three, the Paying Agent shall not be the Company or a Subsidiary.

                 "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof.

                 "Plan of Liquidation" means, with respect to any Person, a plan that provides for, contemplates or the effectuation of which is preceded or accompanied by (whether or not substantially contemporaneously) (i) the sale, lease, conveyance or other disposition of all or substantially all of the assets of such Person otherwise than as an entirety or substantially as an entirety and (ii) the distribution of all or substantially all of the proceeds of such sale, lease, conveyance or other disposition and all or substantially all of the remaining assets of such Person to holders of Capital Stock of such Person.

                 "Record Date" means the Record Dates specified in the Securities; provided, that if any such date is a Legal Holiday, the Record Date shall be the day prior that is not a Legal Holiday.

                 "Redemption Date," when used with respect to any Security to be redeemed, means the date fixed for such redemption pursuant to this Indenture and Paragraph 5 in the form of Security annexed hereto as Exhibit A.

                 "Redemption Price," when used with respect to any Security to be redeemed, means the applicable price fixed for such redemption pursuant to Paragraph 5 in the form of Security annexed hereto as Exhibit A, in each case plus accrued but unpaid interest to the Redemption Date.

                 "Registrar" shall have the meaning provided in Section 2.03.

                 "Reorganization" shall have the meaning provided in Section 11.18(a).


                 "Representative" means the indenture trustee or other trustee, agent or representative for any Senior Indebtedness.

                 "SEC" means the Securities and Exchange Commission.

                 "Securities" means the Company's ___% Exchangeable Subordinated Notes due 2002, as amended or supplemented from time to time in accordance with the terms hereof, that are issued pursuant to this Indenture.

                 "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

                 "Senior Indebtedness" means the principal of, premium, if any, and interest on (including interest accruing after the filing of any petition initiating any proceeding pursuant to any bankruptcy) and other amounts due (including, without limitation, fees, costs, enforcement expenses, collateral protection expenses and other reimbursement or indemnity obligations in respect of Senior Indebtedness) on or in connection with any Indebtedness incurred, assumed or guaranteed by the Company, whether outstanding on the date of the Indenture or thereafter incurred, assumed or guaranteed, and all renewals, extensions, restructurings, amendments, modifications and refundings of any such Indebtedness. Excluded from the definition of Senior Indebtedness are the following: (a) any Indebtedness which expressly provides (i) that such Indebtedness shall not be senior in right of payment to the Securities, or (ii) that such Indebtedness shall be subordinated to any other Indebtedness of the Company, unless such Indebtedness expressly provides that such Indebtedness also shall be senior in right of payment of the Securities, and (b) any Indebtedness of the Company to any Affiliate or Subsidiary of the Company.

                 "Subsidiary" of any Person means (i) a corporation a majority of whose Capital Stock with voting power, under ordinary circumstances, to elect directors at the time, directly or indirectly, is owned by such Person, by one or more subsidiaries of such Person or by such Person and one or more subsidiaries of such Person or (ii) any other Person (other than a corporation) in which such Person, a subsidiary of such Person or such Person and one or more subsidiaries of such Person, directly or indirectly, at the date of determination thereof, has (x) at least a majority ownership interest or (y) the power to elect or direct the election of the directors or other governing body of such Person.

                 "Surviving Person" shall have the meaning provided in Section 6.01.

                 "Target" means Target Therapeutics, Inc., a Delaware corporation, and any successor to such entity.

                 "Target Common Stock" means the common stock of Target, $0.0025 par value, as currently designated, and all shares hereafter authorized of any class or classes of common stock of Target, which term shall include, in the case of a reclassification, recapitalization or other change in such common stock, or in the case of a consolidation or merger of Target with or into another corporation, such common stock, common stock interest, common stock participation or other common stock equivalent consideration to which a holder of a share of common stock of Target would have been entitled upon the occurrence of such event.

                 "TIA" means the Trust Indenture Act of 1939 (15 U.S. Code Section Section 77aaa-77bbbb) as in effect on the date of this Indenture.

                 "Trustee" means the party named as such in this Indenture until a successor replaces it in accordance with the provisions of this Indenture and thereafter means such successor.

                 "Trust Officer" means any officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

                 "U.S. Government Obligations" means direct non-callable obligations of, or non-callable obligations guaranteed by, the United States of America for the payment of which obligation or guarantee the full faith and credit of the United States of America is pledged.

                 "U.S. Legal Tender" means such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

SECTION 1.02.    Incorporation by Reference of TIA.

                 Whenever this Indenture refers to a provision of the TIA, such provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

                 "Commission" means the SEC.

                 "indenture securities" means the Securities.

                 "indenture security holder" means a Holder or a Securityholder.

                 "indenture to be qualified" means this Indenture.

                 "indenture trustee" or "institutional trustee" means the Trustee.

                 "obligor" on the indenture securities means the Company or any other obligor on the Securities.

                 All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule and not otherwise defined herein have the meanings assigned to them therein.

SECTION 1.03.    Rules of Construction.

                 Unless the context otherwise requires:

                          (1)     a term has the meaning assigned to it;

                          (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

                          (3)     "or" is not exclusive;

                          (4) words in the singular include the plural, and words in the plural include the singular;

                          (5) provisions apply to successive events and transactions; and

                          (6) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.


                                  ARTICLE TWO

                                 THE SECURITIES

SECTION 2.01.    Form and Dating.

                 The Securities and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A. The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage. The Company shall approve the form of the Securities and any notation, legend or endorsement on them. Each Security shall be dated the date of its authentication.

                 The terms and provisions contained in the Securities shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

SECTION 2.02.    Execution and Authentication.

                 Two Officers, or an Officer and an Assistant Secretary, shall sign, or one Officer shall sign and one Officer or an Assistant Secretary shall attest to, the Securities for the Company by manual or facsimile signature. The Company's seal shall be reproduced on the Securities.

                 If an Officer whose signature is on a Security was an Officer at the time of such execution but no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

                 A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

                 The Trustee shall authenticate Securities for original issue in the aggregate principal amount of up to $40,000,000 upon a written order of the Company in the form of an Officers' Certificate; provided, however, that in the event that the Company sells any Securities pursuant to the over-allotment option (the "Over-Allotment Option") granted pursuant to the Underwriting Agreement between Alex. Brown & Sons Incorporated and the Company, dated April ___, 1995, then the Trustee shall authenticate and deliver Securities for original issue in an aggregate principal amount of up to $40,000,000 plus up to $5,000,000 aggregate principal amount of Securities sold pursuant to the Over- Allotment Option upon a written order of the Company in the form of an Officers' Certificate. The Officers' Certificate shall specify the amount of Securities to be authenticated and the date on which the original issue of Securities is to be authenticated. The aggregate principal amount of Securities outstanding at any time may not exceed the amount specified in the foregoing sentence, subject to the proviso set forth therein, except as provided in Section 2.07. Upon the written order of the Company in the form of an Officers' Certificate, the Trustee shall authenticate Securities in substitution of Securities originally issued to reflect any name change of the Company.

                 The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Securities. Unless otherwise provided in the appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company and Affiliates of the Company.

                 The Securities shall be issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof.

SECTION 2.03.    Registrar, Paying Agent and Exchange Agent.

                 The Company shall maintain an office or agency in the Borough of Manhattan, The City of New York, where Securities may be presented for registration of transfer or for exchange ("Registrar"), an office or agency where Securities may be presented for payment ("Paying Agent") and an office or agency where the Securities may be presented for exchange ("Exchange Agent"). The Company may act as its own Registrar, co-Registrar, Paying Agent or Exchange Agent except that for the purposes of Articles Three, Nine and Eleven, neither the Company nor any Subsidiary shall act as Paying Agent or Exchange Agent. The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may have one or more co-Registrars and one or more additional paying agents. The term "Paying Agent" includes any additional paying agent. The Company initially appoints the Trustee as Registrar, Paying Agent and Exchange Agent.

                 The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee of the name and address of any such Agent. If the Company fails to maintain a Registrar, Paying Agent or Exchange Agent, the Trustee shall act as such.

SECTION 2.04.    Paying Agent and Exchange Agent to Hold Assets in Trust.

                 The Company shall require each Paying Agent and Exchange Agent other than the Trustee to agree in writing that, subject to Section 4.07, each Paying Agent and Exchange Agent shall hold in trust for the benefit of Holders or the Trustee all assets held by the Paying Agent for the payment of principal of, premium, if any, or interest on, the Securities and the Exchange Property (whether such assets have been distributed to it by the Company or any other obligor on the Securities), and shall notify the Trustee of any Default by the Company (or any other obligor on the Securities) in making any such payment. If the Company or a Subsidiary acts as Paying Agent, it shall segregate such assets and hold them as a separate trust fund. The Company at any time may require a Paying Agent to distribute all assets held by it to the Trustee and account for any assets disbursed, and the Trustee may at any time during the continuance of any Default in payment, upon written request to a Paying Agent, require such Paying Agent to distribute all assets held by it to the Trustee and to account for any assets distributed. Upon distribution to the Trustee of all assets that shall have been delivered by the Company to the Paying Agent, the Paying Agent shall have no further liability for such assets.

SECTION 2.05.    Securityholder Lists.

                 The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee on or before each Interest Payment Date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders.

SECTION 2.06.    Transfer and Exchange.

                 When Securities are presented to the Registrar or a co-Registrar with a request to register the transfer of such Securities or to exchange such Securities for an equal principal amount of Securities of other authorized denominations, the Registrar or co-Registrar shall register the transfer or make the exchange as requested if its requirements for such transaction are met; provided, however, that the Securities surrendered for transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar or co-Registrar, duly executed by the Holder thereof or its attorney and duly authorized in writing. To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Securities at the Registrar's or co-Registrar's request. No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchanges or transfers pursuant to Sections 2.10, 3.06, 10.05 or 13.04). The Registrar or co-Registrar shall not be required to register the transfer of or exchange of any Security so selected for redemption or repurchase in whole or in part, except the unredeemed portion of any security being redeemed in part.

SECTION 2.07.    Replacement Securities.

                 If a mutilated Security is surrendered to the Trustee or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Security if the Trustee's requirements are met. If required by the Trustee or the Company, such Holder must provide an indemnity bond or other indemnity, sufficient in the judgment of both the Company and the Trustee, to protect the Company, the Trustee or any Agent from any loss which any of them may suffer if a Security is replaced.

                 In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, or is about to be repurchased or redeemed by the Company pursuant to Article Three or Thirteen, the Company in its discretion may, instead of issuing a new Security, pay or redeem such Security, as the case may be.

                 Upon the issuance of any new Securities under this section 2.07, the Company may require the payment of a sum sufficient to cover any tax assessment or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee or the Registrar) in connection therewith.

                 Every replacement Security is an additional obligation of the Company.

SECTION 2.08.    Outstanding Securities.

                 Securities outstanding at any time are all the Securities that have been authenticated by the Trustee except those cancelled by it, those delivered to it for cancellation and those described in this Section as not outstanding. A Security does not cease to be outstanding because the Company or an Affiliate of the Company holds the Security.

                 If a Security is replaced pursuant to Section 2.07 (other than a mutilated Security surrendered for replacement), it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser. A mutilated Security ceases to be outstanding upon surrender of such Security and replacement thereof pursuant to Section 2.07.

                 If on a Redemption Date, Change in Control Purchase Date or the Maturity Date the Paying Agent (other than the Company or a Subsidiary) holds U.S. Legal Tender or U.S. Government Obligations sufficient to pay all of the principal of, premium, if any, and interest due on the Securities payable on that date, then on and after that date such Securities cease to be outstanding and interest on them ceases to accrue unless, pursuant to the provisions of Article Four, the Paying Agent is unable to make payments on the Securities to the Holders thereof.

SECTION 2.09.    Treasury Securities.

                 In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company and Affiliates of the Company shall be disregarded, except that, for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which the Trustee knows or has reason to know are so owned shall be disregarded.

SECTION 2.10.    Temporary Securities.

                 Until definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Securities in exchange for temporary Securities.

SECTION 2.11.    Cancellation.

                 The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent or the Exchange Agent shall forward to the Trustee any Securities surrendered to them for transfer, exchange or payment. The Trustee, or at the direction of the Trustee, the Registrar, the Paying Agent or the Exchange Agent (other than the Company or a Subsidiary), and no one else, shall cancel and, at the written direction of the Company, shall destroy all Securities surrendered for transfer, exchange, payment or cancellation. Subject to Section 2.07, the Company may not issue new Securities to replace Securities it has paid or delivered to the Trustee for cancellation.

SECTION 2.12.    Defaulted Interest.

                 If the Company defaults in a payment of interest on the Securities, it shall, unless the Trustee fixes another record date pursuant to
Section 7.10, pay the defaulted interest, plus (to the extent lawful) any interest payable on the defaulted interest, to the persons who are Holders on a subsequent special record date, which date shall be the fifteenth day next preceding the date fixed by the Company for the payment of defaulted interest, whether or not such day is a Business Day. At least 15 days before the subsequent special record date, the Company shall mail to each Holder a notice that states the subsequent special record date, the payment date and the amount of defaulted interest, and interest payable on such defaulted interest, if any, to be paid.

                                 ARTICLE THREE

                                   REDEMPTION

SECTION 3.01.    Notices to Trustee.

                 If the Company wants to redeem Securities pursuant to Paragraph 5 of the Securities, it shall notify the Trustee in writing of the Redemption Date and the principal amount of Securities to be redeemed and whether it wants the Trustee to give notice of redemption to the Holders.

                 The Company shall give each notice provided for in this
Section 3.01 at least 60 days before the Redemption Date (unless a shorter notice shall be satisfactory to the Trustee).

SECTION 3.02.    Selection of Securities to be Redeemed.

                 If less than all of the Securities are to be redeemed pursuant to Paragraph 5 thereof, the Trustee shall select the Securities to be redeemed by lot or by such other method as the Trustee shall determine to be fair and appropriate and in such manner as complies with applicable legal and stock exchange requirements, if any. The Trustee shall make the selection from the Securities outstanding and not previously called for redemption and shall promptly notify the Company in writing of the Securities selected for redemption and, in the case of any Security selected for partial redemption, the principal amount thereof to be redeemed. Securities in denominations of $1,000 may be redeemed only in whole. The Trustee may select for redemption portions (equal to $1,000 or any integral multiple thereof) of the principal of Securities that have denominations larger than $1,000. Provisions of this indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption.

SECTION 3.03.    Notice of Redemption.

                 At least 30 days but not more than 60 days before a Redemption Date, the Company shall mail a notice of redemption by first class mail to each Holder whose Securities are to be redeemed. At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense. Each notice for redemption shall identify the Securities to be redeemed and shall state:

                          (1)     the Redemption Date;

                          (2)     the Redemption Price;

                          (3)     the Exchange Price;

                          (4) the name and address of the Paying Agent and the Exchange Agent;

                          (5) that Securities called for redemption may be exchanged at any time before the close of business on the Business Day immediately preceding the Redemption Date;

                          (6)     that Holders who desire to exchange
         Securities must satisfy the requirements of Paragraph 7 of the Securities;

                          (7) that Securities called for redemption must be surrendered to the Paying Agent to collect the Redemption Price;

                          (8) that, unless the Company defaults in making the redemption payment, interest on Securities called for redemption ceases to accrue on and after the Redemption Date and the only remaining right of the Holders of such Securities is to receive payment of the Redemption Price upon surrender to the Paying Agent of the Securities redeemed;

                          (9) if any Security is being redeemed in part, the portion of the principal amount of such Security to be redeemed and that, after the Redemption Date, and upon surrender of such Security, a new Security or Securities in aggregate principal amount equal to the unredeemed portion thereof will be issued; and

                          (10) if less than all the Securities are to be redeemed, the identification of the particular Securities (or portion thereof) to be redeemed, as well as the aggregate principal amount of Securities to be redeemed and the aggregate principal amount of Securities estimated to be outstanding after such partial redemption.

SECTION 3.04.    Effect of Notice of Redemption.

                 Once notice of redemption is mailed in accordance with Section 3.03, Securities called for redemption become due and payable on the Redemption Date and at the Redemption Price, except for Securities that are exchanged in accordance with Article Eleven. Upon surrender to the Trustee or Paying Agent, such Securities called for redemption shall be paid at the Redemption Price.

SECTION 3.05.    Deposit of Redemption Price.

                 At least one Business Day prior to the Redemption Date, the Company shall deposit with the Paying Agent U.S. Legal Tender sufficient to pay the Redemption Price of all Securities to be redeemed on that date other than Securities or portions thereof called for redemption on that date which have been delivered by the Company to the Trustee for cancellation. The Paying Agent shall promptly return to the Company any U.S. Legal Tender so deposited which is not required for that purpose upon the written request of the Company.

                 If the Company complies with the preceding paragraph and payment of the Securities called for redemption is not prohibited under Article Four or otherwise, interest on the Securities to be redeemed will cease to accrue on the applicable Redemption Date, whether or not such Securities are presented for payment. Notwithstanding anything herein to the contrary, if any Security surrendered for redemption in the manner provided in the Securities shall not be so paid upon surrender for redemption, interest shall continue to accrue and be paid from the Redemption Date until such payment is made on the unpaid principal, and, to the extent lawful, on any interest not paid on such unpaid principal, in each case at the rate and in the manner provided in
Section 5.01 hereof.

SECTION 3.06.    Securities Redeemed in Part.

                 Upon surrender of a Security that is to be redeemed in part, the Trustee shall authenticate for the Holder a new Security or Securities equal in principal amount to the unredeemed portion of the Security surrendered.

SECTION 3.07.    Exchange Arrangements on Call for Redemption.

                 In connection with any redemption of Securities, the Company may (but shall not be obligated to) arrange for the purchase and exchange of any such Securities by an agreement with one or more investment bankers or other purchasers to purchase any or all of such Securities by paying to Holders, or to the Trustee or a paying agent in trust for the Holders, on or before the close of business on the Business Day immediately preceding the Redemption Date an amount not less than the Redemption Price. Notwithstanding anything to the contrary contained in this Article Three, the obligation of the Company to pay the Redemption Price shall be satisfied and discharged to the extent such amount is so paid by such purchasers. Pursuant to such an agreement, any Securities tendered by the Holder thereof for redemption or not duly surrendered for conversion or redemption by the Holder thereof shall be deemed acquired by such purchasers for conversion, all as of immediately prior to the close of business on the Business Day prior to the Redemption Date, subject to payment of the above amount as aforesaid.


                                  ARTICLE FOUR

                                 SUBORDINATION

SECTION 4.01.    Securities Subordinated to Senior Indebtedness.

                 The Company, for itself and its successor of, and each Holder, by its acceptance of Securities, agrees that the payment of the principal of, premium, if any, and interest on the Securities, including the Redemption Price and the Change in Control Price, is subordinated, to the extent and in the manner provided in this Article Four, to the prior payment in full of all Senior Indebtedness.

                 This Article Four shall constitute a continuing offer to all Persons who, in reliance upon such provisions, become holders of, or continue to hold, Senior Indebtedness, and such provisions are made for the benefit of the holders of Senior Indebtedness, and such holders are made obligees hereunder and any one or more of them may enforce such provisions.

SECTION 4.02.    No Payment on Securities in Certain Circumstances.

                 (a) No payment shall be made on account of principal of, premium, if any, or interest on the Securities or to acquire any of the Securities (other than for Capital Stock of the Company) or on account of the redemption or change in control provisions of the Securities upon the maturity of any Senior Indebtedness by lapse of time, acceleration or otherwise, unless and until all principal thereof and interest thereon shall first be paid in full, or duly provided for, or such default shall have been cured or waived or shall have ceased to exist.

                 (b) No payment of the principal, premium, if any, or interest, including the Redemption Price or the Change in Control Price, on the Securities may be made if any default with respect to any Designated Senior Indebtedness occurs and is continuing that permits the acceleration of the maturity thereof and, in the case of a default other than a default in the payment of the principal of, premium, if any, or interest on any Designated Senior Indebtedness, the Company receives written notice of such default. Notwithstanding the foregoing, the Company is required to (a) honor Securityholders' rights to exchange Securities for Target Common Stock or other Exchange Property at any time without regard to any such default, and (b) resume payments of the principal of, premium, if any, and interest on the Securities, including the Redemption Price and the Change in Control Price, if
(i) (x) 179 days (the "Blockage Period") pass after notice of the default is given, (y) and such default is not then the subject of judicial proceedings or such Designated Senior Indebtedness has not been accelerated in accordance with its terms, and (z) such default is not a default in the payment of the principal of, premium, if any, or interest on any Designated Senior Indebtedness, or (ii) the default with respect to the Designated Senior Indebtedness is cured or waived, and, in the case of (a) and (b) above, the terms of the Indenture otherwise permit the payment, conversion or redemption of the Securities at that time. Successive Blockage Periods based on successive defaults, other than payment defaults, may be commenced, provided, that no default, other than a payment default, which existed or was continuing on the date of the commencement of any Blockage Period may be the basis of the commencement of any other blockage Period with respect to such Designated Senior Indebtedness unless such event of default has been cured or waived for a period of not less than 90 consecutive days.

                 (c) In furtherance of the provisions of Section 4.01, in the event that, notwithstanding the foregoing provisions of this Section 4.02, any payment on account of the principal of, premium, if any, or interest on the Securities or on account of the redemption or change in control provisions shall be made by or on behalf of the Company and received by the Trustee, by any Holder or by any Paying Agent (or, if the Company is acting as its own Paying Agent, money for any such payment shall be segregated and held in trust), at a time when such payment was prohibited by the provisions of this Section 4.02, then, unless and until such payment is no longer prohibited by this Section 4.02, such payment (subject to the provisions of Sections 4.06 and 4.07) shall be received and held in trust by the Trustee or such Holder or Paying Agent for the benefit of, and shall be immediately paid over to, the holders of Senior Indebtedness or their Representative, ratably according to the respective amounts of the Senior Indebtedness held or represented by each, for application to the payment of all Senior Indebtedness remaining unpaid to the extent necessary to pay all Senior Indebtedness in full in accordance with its terms, after giving effect to any concurrent payment or distribution or provision therefor to or for the holders of Senior Indebtedness.

                 The Company shall give prompt written notice to the Trustee of any default or event of default or any acceleration under any Senior Indebtedness or under any agreement pursuant to which Senior Indebtedness may have been issued.

SECTION 4.03. Securities Subordinated to Prior Payment of All Senior Indebtedness on Dissolution, Liquidation or Reorganization of Company.

                 Upon any distribution of assets of the Company upon any dissolution, winding up, liquidation or reorganization of the Company (including, without limitation, in bankruptcy, insolvency or receivership proceedings or upon any assignment for the benefit of creditors):

                 (a) the holders of all Senior Indebtedness shall first be entitled to receive payments in full (or to have such payment duly provided for) of the principal of and interest due thereon before the Holders are entitled to receive any payment on account of the principal of, premium, if any, or interest on the Securities, including the Change in Control Price and the Redemption Price;

                 (b) any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to which the Holders or the Trustee on behalf of the Holders would be entitled except for the provisions of this Article Four, shall be paid by the liquidating trustee or agent or other person making such a payment or distribution directly to the holders of Senior Indebtedness or their Representative, ratably according to the respective amounts of Senior Indebtedness held or represented by each, to the extent necessary to make payment in full of all Senior Indebtedness remaining unpaid after giving effect to any concurrent payment or distribution or provision therefor to the holders of such Senior Indebtedness; and

                 (c) in the event that, notwithstanding the foregoing, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, shall be received by the Trustee or the Holders or any Paying Agent (or, if the

Company is acting as its own Paying Agent, money for any such payment or distribution shall be segregated or held in trust) on account of principal of, premium, if any, or interest on the Securities before all Senior Indebtedness is paid in full, or provision made for its payment, such payment or distribution (subject to the provisions of Sections 4.06 and 4.07) shall be received and held in trust for and shall be paid over to the holders of the Senior Indebtedness remaining unpaid or unprovided for (pro rata as to each of such holders on the basis of the respective amounts of Senior Indebtedness held by them) or their Representative, for application to the payment of such Senior Indebtedness until all such Senior Indebtedness shall have been paid in full after giving effect to any concurrent payment or distribution or provision therefor to the holders of such Senior Indebtedness.

                 The Company shall give prompt written notice to the Trustee of any dissolution, winding up, liquidation or reorganization of the Company or assignment for the benefit of creditors by the Company.

SECTION 4.04. Securityholders to be Subrogated to Rights of Holders of Senior Indebtedness.

                 Subject to the payment in full of all Senior Indebtedness, the Holders of Securities shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of assets of the Company applicable to the Senior Indebtedness until all amounts owing on the Securities shall be paid in full, and for the purpose of such subrogation no such payments or distributions to the holders of Senior Indebtedness by or on behalf of the Company or by or on behalf of the Holders by virtue of this Article Four, which otherwise would have been made to the Holders shall, as between the Company and the Holders, be deemed to be payment by the Company to or on account of the Senior Indebtedness, it being understood that the provisions of this Article Four are and are intended solely for the purpose of defining the relative rights of the Holders, on the one hand, and the holders of Senior Indebtedness, on the other hand.

SECTION 4.05.    Obligations of the Company Unconditional.

                 Nothing contained in this Article Four or elsewhere in this Indenture or in any Security is intended to or shall impair, as between the Company and the Holders, the respective obligations of the Company, which are absolute and unconditional, to pay to the Holders the principal of, premium, if any, and interest on the Securities, including the Redemption Price and the Change in Control Price, as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders and creditors of the Company other than the holders of the Senior Indebtedness, nor shall anything herein or therein prevent the Trustee or any Holder from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article Four, of the holders of Senior Indebtedness in respect of cash, property or securities of the Company received upon the exercise of any such remedy. Upon any distribution of assets of the Company referred to in this Article Four, the Trustee, subject to the provisions of Sections 8.01 and 8.02, and the

Holders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which such dissolution, winding up, liquidation or reorganization proceedings are pending, or a certificate of the liquidating trustee or agent or other person making any distribution to the Trustee or to the Holders for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article Four.

SECTION 4.06. Trustee Entitled to Assume Payments not Prohibited in Absence of Notice.

                 The Trustee shall not at any time be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee unless and until the Trustee or any Paying Agent or Exchange Agent shall have received written notice thereof from the Company or from one or more holders of Senior Indebtedness or from any Representative therefor and, prior to the receipt of any such written notice, the Trustee, subject to the provisions of Sections 8.01 and 8.02, shall be entitled in all respects conclusively to assume that no such fact exists.

SECTION 4.07.    Application by Trustee of Assets Deposited with It.

                 Any deposit of assets by the Company with the Trustee or any Paying Agent (whether or not in trust) for the payment of the principal of, premium, if any, or interest on any Securities, including the Redemption Price and the Change in Control Price, shall be subject to the provisions of Sections 4.01, 4.02, 4.03 and 4.04; provided, however, that, if prior to the fifth Business Day preceding the date on which by the terms of this Indenture any such assets may become distributable for any purpose (including without limitation, the payment of either principal of or interest on any Security) the Trustee or such Paying Agent shall not have received with respect to such assets the written notice provided for in Section 4.06, then the Trustee or such Paying Agent shall have full power and authority to receive such assets and to apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary which may be received by it on or after such date.

SECTION 4.08. Subordination Rights not Impaired by Acts or Omissions of Company or Holders of Senior Indebtedness.

                 No right of any present or future holders of any Senior Indebtedness to enforce subordination as provided herein shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms of this Indenture, regardless of any knowledge thereof which any such holder may have or be otherwise charged with. The holders of Senior Indebtedness may extend, renew, modify or amend the terms of the Senior Indebtedness or any security therefor and release, sell or exchange such security and otherwise deal freely with the Company, all without affecting the liabilities and obligations of the parties to the Indenture or the Holders.

SECTION 4.09. Securityholders Authorize Trustee to Effectuate Subordination of Securities.

                 Each Holder of the Securities by its acceptance thereof authorizes and expressly directs the Trustee on its behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article Four and to protect the rights of the Holders pursuant to this Indenture, and appoints the Trustee its attorney-in-fact for such purpose, including, in the event of any dissolution, winding up, liquidation or reorganization of the Company (whether in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors or otherwise) tending towards liquidation of the business and assets of the Company, the immediate filing of a claim for the unpaid balance of its Securities in the form required in said proceedings and cause said claim to be approved. If the Trustee does not file a proper claim or proof of debt in the form required in such proceeding prior to 30 days before the expiration of the time to file such claim or claims, then the holders of the Senior Indebtedness or their Representative are or is hereby authorized to have the right to file and are or is hereby authorized to file an appropriate claim for and on behalf of the Holders of said Securities.

SECTION 4.10.    Right of Trustee to Hold Senior Indebtedness.

                 The Trustee shall be entitled to all of the rights set forth in this Article Four in respect of any Senior Indebtedness at any time held by it to the same extent as any other holder of Senior Indebtedness, and nothing in this Indenture shall be construed to deprive the Trustee of any of its rights as such holder.

SECTION 4.11.    Article Four not to Prevent Events of Default.

                 The failure to make a payment on account of the principal of, premium, if any, or interest on the Securities, including the Redemption Price and the Change in Control Price, or the failure to exchange the Securities in accordance with the provisions set forth herein by reason of any provision of this Article Four shall not be construed as preventing the occurrence of a Default or an Event of Default under Section 7.01.

                                  ARTICLE FIVE

                                    COVENANTS

SECTION 5.01.    Payment and Exchange of Securities.

                 The Company shall pay the principal of, premium, if any, and interest on the Securities, including the Redemption Price and the Change in Control Price, and shall exchange the Securities on the dates and in the manner provided in the Securities and herein. An installment of the principal of, premium, if any, or interest on the Securities shall be considered paid and the Securities shall be considered exchanged on the date it is due if the

Trustee or Paying Agent or Exchange Agent (other than the Company or a Subsidiary) holds on that date U.S. Legal Tender designated for and sufficient to pay the installment or, in the case of exchange, holds the requisite Exchange Property on such date; provided, however, that U.S. Legal Tender held by the Trustee for the benefit of holders of Senior Indebtedness or the payment of which to the Holders is prohibited pursuant to the provisions of Article Four hereof or otherwise shall not be considered to be designated for the payment of any installment of the principal of, premium, if any, or interest on the Securities within the meaning of this Section 5.01.

                 The Company shall pay interest on overdue principal, and premium, if any, at the rate borne by the Securities and it shall pay interest on overdue installments of interest at the same rate, to the extent lawful.

SECTION 5.02.    Maintenance of Office or Agency.

                 The Company shall maintain in the Borough of Manhattan, The City of New York, an office or agency where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 14.02.

                 The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York, for such purposes.

SECTION 5.03.    Corporate Existence.

                 Subject to Article Six, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate or other existence of each Subsidiary in accordance with the respective organizational documents of each Subsidiary and the rights (charter and statutory) and franchises of the Company and each Subsidiary; provided, however, that the Company shall not be required to preserve, with respect to itself, any right or franchise, and, with respect to any Subsidiary, any such existence, right or franchise, if the Board of Directors of the Company or such Subsidiary, as the case may be, shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company or any such Subsidiary and that the loss thereof is not disadvantageous in any material respect to the Holders.

SECTION 5.04.    Payment of Taxes and Other Claims.

                 The Company shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all taxes, assessments and governmental charges (including withholding taxes and any penalties, interest and additions to taxes) levied or imposed upon it or any Subsidiary or properties of it or any Subsidiary, and (ii) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a Lien upon the property of it or any Subsidiary; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which disputed amounts adequate reserves have been made.

SECTION 5.05.    Maintenance of Properties and Insurance.

                 The Company shall cause all properties used or useful to the conduct of its business or the business of any Subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in its judgment may be necessary, so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section 5.05 shall prevent the Company from discontinuing the operation or maintenance of any of such properties, or disposing of any of them, if such discontinuance or disposal is, in the judgment of the Board of Directors of the Company or the Subsidiary concerned, desirable in the conduct of the business of the Company or such Subsidiary, as the case may be, and not disadvantageous in any material respect to the Holders.

                 The Company shall provide or cause to be provided, for itself and each Subsidiary, insurance (including appropriate self-insurance) against loss or damage of the kinds that, in the reasonable, good faith opinion of the Company are adequate and appropriate for the conduct of the business of the Company and such Subsidiaries in a prudent manner, with reputable insurers or with the government of the United States of America or an agency or instrumentality thereof, in such amounts, with such deductibles, and by such methods as shall be customary, in the reasonable, good faith opinion of the Company and adequate and appropriate for the conduct of the business of the Company and such Subsidiaries in a prudent manner for corporations similarly situated in the industry.

SECTION 5.06.    Compliance Certificate; Notice of Default.

                 (a) The Company shall deliver to the Trustee within 90 days after the end of its fiscal year an Officers' Certificate stating that a review of its activities and the activities of its subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether it has kept, observed, performed and fulfilled its obligations under this Indenture and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge, the Company during such preceding fiscal year has kept, observed, performed and fulfilled each and every such covenant and no Default occurred during such year or, if such signers do know of such a Default, the certificate shall describe the Default and its status with particularity. The Officers' Certificate shall also notify the Trustee should the relevant fiscal year end on any date other than the current fiscal year end date.

                 (b) The Company shall deliver to the Trustee, forthwith upon becoming aware of (i) the occurrence of any Default or Event of Default; or (ii) any default or event of default under any other bond, debenture, note, or other evidence of Indebtedness of the Company or any Subsidiary, or under any mortgage, indenture or other instrument (as that term is used in Section 7.01(5)), an Officers' Certificate specifying with particularity such event.

SECTION 5.07.    Compliance with Laws.

                 The Company shall comply, and shall cause each Subsidiary to comply, with all applicable statutes, rules, regulations, orders and restrictions of the United States of America, states and municipalities, and of any governmental department, commission, board, regulatory authority, bureau, agency and instrumentality of the foregoing, in respect of the conduct of their respective businesses and the ownership of their respective properties, except such as are being contested in good faith and by appropriate proceedings in such manner as not to cause any material adverse effect upon the business, properties, operations, condition (financial or other) or prospects of the Company or any Subsidiary, and except for such noncompliances as will not in the aggregate have a material adverse effect on the business, properties, operations, condition (financial or other) or prospects of the Company or any Subsidiary.

SECTION 5.08.    SEC Reports.

                 (a) The Company shall file with the Trustee, within 15 days after it files with the SEC, copies of the quarterly and annual reports and the information, documents, and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which it is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. If the Company is not subject to the requirements of Sections 13 or 15(d) of the Exchange Act, the Company shall file with the Trustee, within 15 days after it would have been required to file with the SEC, financial statements, including any notes thereto (and, in the case of a fiscal year end, an auditors' report by a firm of established national reputation reasonably satisfactory to the Trustee), comparable to that which it would have been required to include in such quarterly or annual reports, as the case may be, information, documents or other reports if it were subject to the requirements of Sections 13 or 15(d) of the Exchange Act. The Company shall also comply with the other provisions of TIA
Section 314(a).

                 (b) The Company shall cause its annual reports to stockholders containing audited consolidated financial statements and any quarterly or other financial reports furnished by it to stockholders pursuant to the Exchange Act to be mailed to the Holders (no later than the date such materials are mailed or made available to its stockholders) at their addresses appearing in the registrar of Securities maintained by the Registrar. If the Company is not required to furnish annual or quarterly reports to its stockholders pursuant to the Exchange Act, the Company shall cause its financial statements referred to in Section 5.08(a) above, including any notes thereto (and, in the case of a fiscal year end, an auditors' report by a firm of established national reputation reasonably satisfactory to the Trustee), to be so mailed to the Holders within 95 days after the end of each of its fiscal years and within 50 days after the end of each of the first three fiscal quarters of each fiscal year.

SECTION 5.09.    Waiver of Stay, Extension or Usury Laws.

                 The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of any stay or extension law or any usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of, premium, if any, or interest on the Securities as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) the Company hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

                                   ARTICLE SIX

                              SUCCESSOR CORPORATION

SECTION 6.01.    When Company May Merge, Etc.

                 (a) The Company shall not, in a single transaction or through a series of related transactions, (i) consolidate with or merge with or into any other Person, or transfer (by lease, assignment, sale or otherwise) all or substantially all of its properties and assets as an entirety or substantially as an entirety to another Person or group of affiliated Persons, or (ii) adopt a Plan of Liquidation, unless, in either case:

                     (1) either the Company shall be the continuing Person, or the Person (if other than the Company) (or, in the case of a Plan of Liquidation, one Person to which assets are transferred) formed by such consolidation or into which the Company is merged or to which the properties and assets of the Company as an entirety or substantially as an entirety or pursuant to a Plan of Liquidation are transferred or leased (the Company or such other Person being hereinafter referred to as the "Surviving Person") shall be a corporation organized and validly existing under the laws of the United States, any State thereof or the District of Columbia, and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under the Securities and this Indenture;

                          (2) immediately before and immediately after and giving effect to such transaction and the assumption of the obligations as set forth in clause (1) above, no Default or Event of Default shall have occurred and be continuing; and

                          (3) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture comply with this Article Six and that all conditions precedent herein provided relating to such transaction have been satisfied.

                 (b) For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise) of all or substantially all of the properties and assets of a Subsidiary or Subsidiaries, the Capital Stock of which constitutes all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

SECTION 6.02.    Successor Corporation Substituted.

                 Upon any consolidation or merger, or any transfer or lease of assets in accordance with Section 6.01, the successor Person formed by such consolidation or into which the Company is merged or to which such transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor person had been named as the Company herein. When a successor corporation assumes all of the obligations of the Company hereunder and under the Securities, the predecessor shall be released from such obligations.

                                  ARTICLE SEVEN

                              DEFAULT AND REMEDIES

SECTION 7.01.    Events of Default.

                 An "Event of Default" occurs if:

                          (1) the Company defaults in the payment of the principal of or premium, if any, including the Redemption Price, of any Securities, when the same becomes due and payable at maturity, upon acceleration, redemption or otherwise;

                          (2) the Company defaults in the payment of interest on any Securities when the same becomes due and payable and the Default continues for a period of 30 days;

                          (3) the Company fails to deliver Exchange Property upon exchange of any Security as required pursuant to the provisions hereof;

                          (4) the Company fails to comply with any of its other agreements contained in the Securities or this Indenture, including the Change in Control provisions set forth in Article Thirteen, and the Default continues for the period and after the notice specified below;

                          (5) there shall be a default under any bond, debenture, note or other evidence of indebtedness of the Company or any Subsidiary or under any mortgage, indenture or other instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness of the Company or any Subsidiary, whether such Indebtedness or guarantee now exists or shall hereafter be created, if
         (a) either (i) such default results from the failure to pay any such Indebtedness at maturity or (ii) the effect of such default is to permit the holder or holders of such Indebtedness, with the giving of notice if required, to cause such Indebtedness to become due prior to its stated maturity and (b) the principal amount of all Indebtedness at maturity and all Indebtedness the maturity of which has been so accelerated in accordance with its terms, aggregates $5,000,000 or more at any one time;

                          (6) final judgments not covered by insurance for the payment of money which in the aggregate at any one time exceeds $5,000,000 shall be rendered against the Company or any Subsidiary by a court of competent jurisdiction and shall remain undischarged for a period (during which execution shall not be effectively stayed) of 60 days after such judgment becomes final and nonappealable;

                          (7) the Company or any Subsidiary, pursuant to or within the meaning of any Bankruptcy Law, (A) becomes insolvent, (B) fails generally to pay its debts as they become due, (C) admits in writing its inability to pay its debts generally as they become due,
         (D) commences a voluntary case or proceeding under any Bankruptcy Law with respect to itself, (E) consents to the entry of a judgment, decree or order for relief against it in an involuntary case or proceeding under any Bankruptcy Law, (F) consents to the appointment of a Custodian of it or for any part of its property, (G) consents to or acquiesces in the institution of a bankruptcy or an insolvency proceeding against it, (H) applies for, consents to or acquiesces in the appointment of or taking possession by a Custodian of the Company or any Subsidiary, or for any part of its property, (I) makes a general assignment for the benefit of its Creditors, or (J) takes any corporate action in furtherance of or to facilitate, conditionally or otherwise, any of the foregoing;

                          (8) a court of competent jurisdiction enters a judgment, decree or order for relief in respect of the Company or any Subsidiary in an involuntary case or proceeding under any Bankruptcy Law which shall (A) approve as properly filed a petition seeking reorganization, arrangement, adjustment or composition in respect of the Company or any Subsidiary, (B) appoint a Custodian of the Company or any Subsidiary or for any part of its property or (C) order the winding-up or liquidation of its affairs; and such judgment, decree or order shall remain unstayed and in effect for a period of 30 consecutive days; or any bankruptcy or insolvency petition or application is filed, or any bankruptcy or insolvency proceeding is commenced, against the Company or any Subsidiary and such petition, application or proceeding is not dismissed within 60 days; or any warrant of attachment is issued against any portion of the property of the Company or any Subsidiary having a value of at least $10,000,000 which is not released within 45 days of service.

                 A Default under clause (4) above (other than in the case of any Defaults under Section 7.01 of this Indenture, which Defaults shall be Events of Default without the notice or passage of time specified in this paragraph) is not an Event of Default until the Trustee notifies the Company, or the Holders of at least 25% in principal amount of the outstanding Securities notify the Company and the Trustee, of the Default, and the Company does not cure the Default within 30 days after receipt of the notice. The notice must specify the Default, demand that it be remedied and state that the notice is a "Notice of Default." Such notice shall be given by the Trustee if so requested by the Holders of at least 25% in principal amount of the Securities then outstanding. When a Default is cured, it ceases.

SECTION 7.02.    Acceleration.

                 If an Event of Default (other than an Event of Default specified in Section 7.01(7) or (8)) occurs and is continuing, the Trustee may, by notice to the Company, or the Holders of at least 25% in principal amount of the Securities then outstanding may, by notice to the Company and the Trustee, and the Trustee shall, upon the request of such Holders, declare all unpaid principal of and premium, if any, of the Securities, together with accrued but unpaid interest thereon to the date of payment, to be due and payable and, upon any such declaration, the same shall become and be immediately due and payable. If an Event of Default specified in Section 7.01(7) or (8) occurs, all unpaid principal of, premium, if any, and accrued interest on the Securities then outstanding shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Securityholder. In the case of any Event of Default pursuant to the provisions of Section 7.01 occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding payment of the premium which the Company would have had to pay if the Company then had elected to redeem the Securities pursuant to Paragraph 5 thereof, an equivalent premium (or, in the case of an Event of

Default prior to the time optional redemptions are permitted, a premium equal to 5%) shall also become and be immediately due and payable to the extent permitted by law. Upon payment of such principal amount, interest, and premium, if any, all of the Company's obligations under the Securities and this Indenture, other than obligations under Section 8.07, shall terminate. The Holders of a majority in principal amount of the Securities then outstanding by notice to the Trustee may rescind an acceleration and its consequences if (i) all existing Events of Default, other than the non-payment of the principal of the Securities which has become due solely by such declaration of acceleration, have been cured or waived, (ii) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid, and (iii) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction.

SECTION 7.03.    Other Remedies

                 If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of the principal of, premium, if any, or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

                 The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

SECTION 7.04.    Waiver of Past Defaults.

                 Subject to Sections 7.07 and 10.02, the Holders of a majority in principal amount of the outstanding Securities by notice to the Trustee may waive an existing Default or Event of Default and its consequences, except a Default in the payment of the principal of, premium, if any, or interest on any Security, including the Redemption Price, or upon exchange of a Security, as specified in clauses (1), (2) and (3) of Section 7.01. When a Default or Event of Default is waived, it is cured and ceases.

SECTION 7.05.    Control by Majority.

                 The Holders of a majority in principal amount of the outstanding Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. However, subject to Section 8.01, the Trustee may refuse to follow any direction that conflicts with any law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of another Securityholder, or that may involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

SECTION 7.06.    Limitation on Suits.

                 A Securityholder may not pursue any remedy with respect to this Indenture or the Securities unless:

                          (1) the Holder gives to the Trustee written notice of a continuing Event of Default;

                          (2) the Holder or Holders of at least 25% in principal amount of the outstanding Securities make a written request to the Trustee to pursue the remedy;

                          (3) such Holder or Holders offer to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

                          (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

                          (5) during such 60-day period the Holder or Holders of a majority in principal amount of the outstanding Securities do not give the Trustee a direction which, in the opinion of the Trustee, is inconsistent with the request.

                 A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over such other Security-holder.

SECTION 7.07.    Rights of Holders to Receive Payment.

                 Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of the principal of, premium, if any, and interest on a Security, including the Redemption Price, on or after the respective due dates expressed in such Security, to exchange the Securities in accordance with the provisions set forth herein or to bring suit for the enforcement of any such payment or exchange on or after such respective dates, shall not be impaired or affected without the consent of the Holder.

SECTION 7.08.    Collection Suit by Trustee.

                 If an Event of Default in payment of the principal of, premium, if any, or interest or upon exchange of the Securities as specified in clause
(1), (2) or (3) of Section 7.01 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or any other obligor on the Securities for the whole amount of Exchange Property then due or the principal, premium, if any, and accrued interest remaining unpaid, together with interest on overdue principal, premium, if any, and, to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate per annum borne by the Securities, and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 7.09.    Trustee May File Proofs of Claim.

                 The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Securityholders allowed in any judicial proceedings relating to the Company (or any other obligor upon the Securities), any of their respective creditors or any of their respective properties and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and any Custodian in any such judicial proceedings is hereby authorized by each Securityholder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Securityholders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agent and counsel, and any other amounts due the Trustee under Section 8.07. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Securityholder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Securityholder in any such proceeding.

SECTION 7.10.    Priorities.

                 If the Trustee collects any money pursuant to this Article Seven, it shall pay out the money in the following order:

                 First: to the Trustee for amounts due under Section 8.07;

                 Second: to holders of Senior Indebtedness to the extent payment to the holders of Senior Indebtedness is required by Article Four;

                 Third: to Holders for amounts due and unpaid on the Securities for the principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal, premium, if any, and interest, respectively; and

                 Fourth: to the Company.

                 The Trustee, upon prior written notice to the Company, may fix a record date and payment date for any payment to Securityholders pursuant to this Section 7.10.

SECTION 7.11.    Undertaking for Costs.

                 In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 7.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 7.07, or a suit by a Holder or Holders of more than 10% in principal amount of the outstanding Securities.

                                  ARTICLE EIGHT

                                     TRUSTEE

                 The Trustee hereby accepts the trust imposed upon it by this Indenture and covenants and agrees to perform the same, as herein expressed.

SECTION 8.01.    Duties of Trustee.

                 (a) If a Default or an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of his own affairs.

                 (b) Except during the continuance of a Default or an Event of
Default:

                          (1) The Trustee need perform only those duties as are specifically set forth in this Indenture and no covenants or obligations shall be implied in this Indenture which are adverse to the Trustee.

                          (2) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

                 (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                          (1) This paragraph does not limit the effect of paragraph (b) of this Section 8.01.

                          (2) The Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

                          (3) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 7.05.

                 (d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

                 (e) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c) and (d) of this Section 8.01.

                 (f) The Trustee shall not be liable for interest on any assets received by it except as the Trustee may agree with the Company. Assets held in trust by the Trustee need not be segregated from other assets except to the extent required by law.

SECTION 8.02.    Rights of Trustee.

                 Subject to Section 8.01:

                 (a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

                 (b) Before the Trustee acts or refrains from acting, it may consult with counsel and may require an Officers' Certificate or an Opinion of Counsel, which conform to Sections 14.04 and 14.05. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.

                 (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

                 (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers.

                 (e) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, notice, request, direction, consent, order, bond, debenture, or other paper or document but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit.

                 (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders, pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

SECTION 8.03.    Individual Rights of Trustee.

                 The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company, any Subsidiary or their Affiliates with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee must comply with Sections 8.10, 8.11 and 8.12.

SECTION 8.04.    Trustee's Disclaimer.

                 The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company's use of the proceeds from the Securities, and it shall not be responsible for any statement in the Securities other than the Trustee's certificate of authentication.

SECTION 8.05.    Notice of Default.

                 If a Default or an Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Securityholder notice of the uncured Default or Event of Default within 60 days after such Default or Event of Default occurs. Except in the case of a Default or an Event of Default in payment of principal of, premium, if any, or interest on, any Security, including the Redemption Price, or upon Default or Event of Default pursuant to Section 7.01(3), the Trustee may withhold the notice if and so long as its board of directors, the executive committee of its board of directors or a committee of its directors and/or Trust Officers in good faith determines that withholding the notice is in the interest of the Securityholders.

SECTION 8.06.    Reports by Trustee to Holders.

                 Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, the Trustee shall mail to each Securityholder such reports, dated as of such May 15, concerning the Trustee and its actions under the Indenture as may be required pursuant to the TIA at all times and in the manner provided pursuant thereto.

                 A copy of each report at the time of its mailing to Securityholders shall be mailed to the Company and filed with the SEC and each stock exchange, if any, on which the Securities are listed.

                 The Company shall notify the Trustee if the Securities become listed on any stock exchange.

SECTION 8.07.    Compensation and Indemnity.

                 The Company shall pay to the Trustee from time to time reasonable compensation for its services. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable disbursements, expenses and advances incurred or made by it. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

                 The Company shall indemnify the Trustee for, and hold it harmless against, any claim, demand, expense (including but not limited to reasonable compensation, disbursements and expenses of the Trustee's agents and counsel), loss or liability incurred by it without negligence or bad faith on its part, arising out of or in connection with the administration of this trust and its rights or duties hereunder. The Trustee shall notify the Company promptly of any claim asserted against the Trustee for which it may seek indemnity. The Company shall defend the claim and the Trustee shall provide reasonable cooperation at the Company's expense in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel; provided, however, that the Company will not be required to pay such fees and expenses if it assumes the Trustee's defense and there is no conflict of interest between the Company and the Trustee in connection with such defense. The Company need not pay for any settlement made without its written consent. The Company need not reimburse any expense or indemnify against any loss or liability to the extent incurred by the Trustee through its negligence, bad faith or willful misconduct.

                 To secure the Company's payment obligations in this Section 8.07, the Trustee shall have a lien prior to the Securities on all assets held or collected by the Trustee, in its capacity as Trustee, except assets held in trust to pay principal of, premium, if any, or interest on particular Securities.

                 When the Trustee incurs expenses or renders services after an Event of Default specified in Section 7.01(7) or (8) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

SECTION 8.08.    Replacement of Trustee.

                 The Trustee may resign by so notifying the Company in writing. The Holders of a majority in principal amount of the outstanding Securities may remove the Trustee by so notifying the Company and the Trustee in writing and may appoint a successor trustee with the Company's consent. The Company may remove the Trustee if:

                     (1)     the Trustee fails to comply with Section 8.10;

                     (2)     the Trustee is adjudged a bankrupt or an insolvent;

                     (3) a receiver or other public officer takes charge of the Trustee or its property; or

                     (4)     the Trustee becomes incapable of acting.

                 If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the Securities may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

                 A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after that, the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided in Section 8.07, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Securityholder.

                 If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 10% in principal amount of the outstanding Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

                 If the Trustee fails to comply with Section 8.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

                 Notwithstanding replacement of the Trustee pursuant to this
Section 8.08, the Company's obligations under Section 8.07 shall continue for the benefit of the retiring Trustee.

SECTION 8.09.    Successor Trustee by Merger, Etc.

                 If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the resulting, surviving or transferee corporation without any further act shall, if such resulting, surviving or transferee corporation is otherwise eligible hereunder, be the successor Trustee.

SECTION 8.10.    Eligibility of Trustee.

                 There shall at all times be a Trustee hereunder which shall be a Person that is eligible pursuant to the TIA to act as such and has a combined capital and surplus of at least $50,000,000. If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of any supervising or examining authority, then for the purposes of this Section 8.10, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 8.10, it shall resign immediately in the manner and with the effect hereinafter specified in this Article Eight.

SECTION 8.11.    Conflicting Interests of Trustee.

                 If the Trustee has or shall acquire a conflicting interest within the meaning of the TIA, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the TIA and this Indenture.

SECTION 8.12.    Limitation on Rights of Trustee as Creditor.

                 If and when the Trustee shall be or become a creditor of the Company (or any other obligor upon the Securities), the Trustee shall be subject to the provisions of the TIA regarding the collection of the claims against the Company (or any such other obligor).

                                  ARTICLE NINE

                     SATISFACTION AND DISCHARGE OF INDENTURE

SECTION 9.01.    Termination of Obligations upon Cancellation of the Securities.

                 The Company may terminate its obligations under this Indenture when:

                          (1) all Securities theretofore authenticated and delivered (other than Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.07) have been delivered to the Trustee for cancellation;

                          (2) the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

                          (3) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent specified herein relating to the satisfaction and discharge of this Indenture have been complied with.

SECTION 9.02.    Acknowledgment of Discharge by Trustee.

                 After (i) the conditions of Section 9.01 have been satisfied,
(ii) the Company has paid or caused to be paid all other sums payable hereunder by the Company, and (iii) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent referred to in clause (i) above relating to the satisfaction and discharge of this Indenture have been complied with, the Trustee upon request shall acknowledge in writing the discharge of the Company's obligations under this Indenture.

SECTION 9.03.    Repayment to the Company.

                 The Trustee, the Paying Agent and the Exchange Agent shall pay to the Company upon request any U.S. Legal Tender or U.S. Government Obligations held by them for the payment of the principal of, premium, if any, and interest on the Securities and any Exchange Property that remain unclaimed for two years after the date on which such payment or property shall have become due. After return to the Company, Holders entitled to such payment or property must look to the Company for such payment as general creditors unless an applicable abandoned property law designates another person.

                                   ARTICLE TEN

                       AMENDMENTS, SUPPLEMENTS AND WAIVERS

SECTION 10.01.   Without Consent of Holders.

                 (a) The Company, when authorized by a Board Resolution, and the Trustee, together, may amend or supplement this Indenture or the Securities without notice to or consent of any Securityholder:

                     (1)     to cure any ambiguity, defect or inconsistency;

                     (2)     to comply with Articles Six or Eleven;

                     (3) to provide for uncertificated Securities in addition to or in place of certificated Securities or for registered securities with coupons in addition to or in place of registered securities;

                     (4) to make any other change that does not adversely affect the rights of any Securityholders; or

                     (5)     to comply with the TIA;

provided, that the Company has delivered to the Trustee an Opinion of Counsel stating that such change does not adversely affect the rights of any Securityholder.

SECTION 10.02.   With Consent of Holders.

                 Subject to Section 7.07, the Company, when authorized by a Board Resolution, and the Trustee, together, with the written consent of the Holder or Holders of at least a majority in aggregate principal amount of the outstanding Securities may amend or supplement this Indenture or the Securities without notice to any other Securityholders. Subject to Section 7.07, the Holder or Holders of a majority in aggregate principal amount of the outstanding Securities may waive compliance by the Company with any provision of this Indenture or the Securities without notice to any other Securityholder. However, without the consent of each Securityholder affected, no amendment, supplement or waiver, including a waiver pursuant to Section 7.04, may:

                     (1) change the principal amount of Securities whose Holders must consent to an amendment, supplement or waiver of any provision of this Indenture or the Securities;

                     (2) reduce the rate or extend the time for payment of interest on any Security;

                     (3) reduce the principal amount or, premium, if any, of any Security or change the Maturity Date of any Security;

                     (4) alter the redemption or exchange provisions in a manner adverse to any Holder;

                     (5) modify the provisions concerning waivers of Defaults or Events of Default by Holders of the Securities or the rights of Holders to recover the principal of, premium, if any, interest on, or redemption payment with respect to, any Security;

                     (6) modify the subordination provision set forth in Article Four hereof in a manner adverse to any Holder;

                     (7) make any changes in Section 7.04, 7.07 or this third sentence of this Section 10.02; or

                     (8) make the principal of, premium, if any, or the interest on, any Security payable with anything other than U.S. Legal Tender.

                 It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

                 After an amendment, supplement or waiver under this Section becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

                 In connection with any amendment, supplement or waiver under this Article Ten, the Company may, but shall not be obligated to, offer to any Holder who consents to such amendment, supplement or waiver, or to all Holders, consideration for such Holder's consent to such amendment, supplement or waiver.

SECTION 10.03.   Compliance with TIA.

                 Every amendment, waiver or supplement of this Indenture or the Securities shall comply with the TIA, as then in effect.

SECTION 10.04.   Revocation and Effect of Consents.

                 Until an amendment, waiver or supplement becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may, until such amendment, supplement or waiver becomes effective, revoke the consent as to its Security or portion of its Security. Such amendment, waiver or supplement shall be effective only if the Trustee receives the notice of such revocation before the date on which the Trustee receives an Officers' Certificate certifying that the Holders of the requisite principal amount of Securities have consented to (and not subsequently revoked) the amendment, supplement or waiver.

                 The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver. If a record date is fixed, then notwithstanding the last two sentences of the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to revoke any consent previously given, whether or not such persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date.

                 After an amendment, supplement or waiver becomes effective, it shall bind every Securityholder, unless it makes a change described in any of clauses (1) through (8) of Section 10.02, in which case, the amendment, supplement or waiver shall bind only each Holder of a Security who has consented to it and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security.

SECTION 10.05.   Notation on or Exchange of Securities.

                 If an amendment, supplement or waiver changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms.

SECTION 10.06.   Trustee to Sign Amendments, Etc.

                 Subject to the last sentence of this Section 10.06, the Trustee shall execute any amendment, supplement or waiver authorized pursuant to this Article Ten. The Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article Ten is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

                                 ARTICLE ELEVEN

                             EXCHANGE OF SECURITIES

SECTION 11.01.   Right to Exchange.

                 Subject to and upon compliance with the provisions of this Indenture, the Holder of any Security shall have the right, at the option of such Holder, to exchange at the then effective Exchange Price any Security or any portion of the principal amount thereof which is $1,000 or any integral multiple thereof (unless the Company shall have elected a cash equivalent pursuant to Section 11.10 hereof), at any time after sixty days following the initial issuance of the Securities and on or before the close of business on May 1, 2002, or in the case of Securities or portions thereof called for redemption, on or before the close of business on the fifth Business Day next preceding the Redemption Date (unless the Company defaults in payment of the redemption price), for the Exchange Property.

                 The Exchange Price and the Exchange Property shall be subject to adjustment as provided in this Article Eleven.

SECTION 11.02.   Method of Exchange.

                 In order to exercise the right of exchange, the Holder shall surrender its Security to the Exchange Agent for exchange by delivering such Security to, or mailing such Security by registered mail, postage prepaid, to the office or agency of the Exchange Agent maintained for that purpose, accompanied in each case by written notice to the Company and the Exchange Agent stating that the Holder elects to exchange such Security, or, if less than the entire principal amount of such Security is to be exchanged, the portion thereof to be exchanged. Such notice shall also state the name or names (with address) in which the certificate or certificates for shares of Target Common Stock or, to the extent applicable, other Exchange Property, shall be issued upon exchange. Securities surrendered for exchange shall be accompanied (if so required by the Company or the Exchange Agent) by proper assignments thereof to the Company or in blank for transfer; provided, however, that any Security surrendered for exchange during the period from the close of business on any Record Date for the payment of interest through the close of business on the Business Day next preceding the following Interest Payment Date (unless it or the portion being exchanged shall have been called for redemption on a date in such period) must be accompanied by an amount equal to the interest payable on such Interest Payment Date on the principal amount of the Securities being exchanged.

                 If the Company elects not to deliver cash in lieu of Exchange Property pursuant to Section 11.10, within five Business Days after the proper surrender of such Security for exchange and in accordance with the procedures set forth in the Exchange Agreement, the Company shall or shall cause the Exchange Agent to deliver to such Holder, or on its written order, a certificate or certificates for the number of whole shares of Target Common Stock and/or whole interests of any other Exchange Property deliverable upon exchange of such Security (or specified portion thereof), unless exchange is conditional pursuant to Section 11.18 hereof. Such exchange shall be deemed to have been effected immediately prior to the close of business on the date on which such Security shall have been properly surrendered for exchange, which shall be the date on which such Security and notice and any such required payment and assignment shall be received by the Exchange Agent. At such time, the rights of the Holder of such Security shall cease and the person or persons in whose name or names any certificate or certificates for shares of Target Common Stock or other Exchange Property shall be deliverable upon such exchange shall, as between such person or persons and the Company, be deemed to have become the holder or holders of record of the shares or other property represented thereby.

                 If the Exchange Property includes securities and if between the date of exchange and the date of delivery of such securities, such securities cease to have any or certain rights at any time, or a record date or effective date of a transaction to which Section 11.04, 11.05 or 11.07 applies shall occur, the person entitled to receive such securities shall be entitled only to receive such securities as so modified, and any dividends or proceeds received thereon on or after the date such exchange is deemed effected. None of the Company, the Trustee and the Exchange Agent shall be otherwise liable with respect to the modification of such securities from the date such exchange is deemed effected and the date of such delivery.

                 In the case of any Security which is exchanged in part only, upon such exchange the Company shall execute and the Trustee shall authenticate and deliver to the Holder thereof, at the expense of the Company, a new Security or Securities of authorized denominations in principal amount equal to the unexchanged portion of such Security.

SECTION 11.03.   Fractional Interests.

                 No fractional shares of Target Common Stock (or any form of fractional interest in any other security or property which is part of the Exchange Property) shall be delivered upon exchange of Securities. If more than one Security shall be surrendered for exchange at one time by the same Holder, the number of whole shares (or other integral units of such other securities or property), which shall be delivered upon exchange shall be computed by the Company on the basis of the aggregate principal amount of the Securities (or specified portions thereof to the extent permitted hereby) so surrendered. The Exchange Agent on behalf of the Company shall pay, on the date the exchange is deemed to be effected, a cash adjustment in respect of such fractional interest in an amount equal to the same fraction of the Closing Price per share of the Target Common Stock (or per unit of such other security or Exchange Property) on the date of exchange.

                 Company shall authorize the Exchange Agent to obtain the funds necessary, or anticipated by the Exchange Agent to be necessary, for payment of such fractional interests by the sale of Target Common Stock or other Exchange Property held by such Exchange Agent. Such amount of cash, if any, resulting from such sale of Target Common Stock or other Exchange Property and which is not necessary for the payment of such fractional interests shall be held as Exchange Property for apportionment equally among the other Exchange Property.

                 The Company may deposit cash with the Exchange Agent from time to time for payment of fractional interests upon exchange of Securities. In addition, the Exchange Agent may sell from time to time Exchange Property in advance to cover anticipated payments for fractional interests.

SECTION 11.04.   Adjustment of Exchange Price.

                 (a) In the event Target shall (i) declare a dividend or distribution on the Target Common Stock in shares of Target Common Stock, (ii) subdivide the outstanding shares of Target Common Stock into a greater number of shares of Target Common Stock, (iii) combine outstanding shares of Target Common Stock into a smaller number of shares of Target Common Stock, or (iv) issue, by reclassification of shares of Target Common Stock, any shares of its common stock (which in any such case shall apply to the shares of Target Common Stock held by the Exchange Agent under the Exchange Agreement), the Exchange Price in effect immediately prior thereto shall be proportionately adjusted so that the Holder of any Securities thereafter surrendered for exchange shall be entitled (subject to Sections 11.09 and 11.10 hereof) to receive the number and kind of shares of Target Common Stock which such Holder would have owned or have been entitled to receive after the happening of any of the events described above had such Securities been exchanged immediately prior to the record date or if there is no record date, the effective date of such event. Such adjustments shall be made whenever any of the events listed above shall occur and shall become effective immediately after the close of business on the record date in the case of a stock dividend or distribution and shall become effective immediately after the close of business on the effective date in the case of a subdivision, combination or reclassification. Any Holder surrendering any Securities for exchange after such record date or such effective date, as the case may be, shall be entitled (subject to Section 11.10 hereof) to receive shares of Target Common Stock at the Exchange Price as so adjusted pursuant to this Section 11.04 and any other Exchange Property apportioned thereto.

                 (b) In the event some, but not all, of the shares of Target Common Stock otherwise deliverable upon exchange of the Securities are tendered or exchanged and not withdrawn as of the last time (the "Expiration Time") tenders or exchanges may be made pursuant to a tender or exchange offer (as it shall have been amended) for shares of Target Common Stock, the Exchange Price in effect immediately prior to the Expiration Time shall be adjusted by multiplying such Exchange Price by a fraction, the numerator of which shall be the total number of shares of Target Common Stock then deliverable upon exchange of all outstanding Securities (including any tendered or exchanged shares), and the denominator of which shall be the total number of shares of Target Common Stock then deliverable upon exchange of all outstanding Securities less the number of shares so tendered or exchanged. Such adjustments shall be made whenever the above shall occur and shall become effective as of immediately prior to the opening of business on the day following the Expiration Time. Any Holder surrendering any Securities for exchange after the opening of business on the day following the Expiration Time shall be entitled (subject to Section
11.10 hereof) to receive shares of Target Common Stock at the Exchange Price as so adjusted pursuant to this Section 11.04 and any other Exchange Property apportioned thereto.

                 (c) In the event any shares of Target Common Stock otherwise deliverable upon exchange of the Securities are sold in a manner contemplated by
Section 11.03, 11.05(d)(2) or 11.09 hereof, the Exchange Price in effect immediately prior to such sale shall be adjusted by multiplying such Exchange Price by a fraction, the numerator of which shall be the total number of shares of Target Common Stock then deliverable upon exchange of all outstanding Securities (including any shares so sold), and the denominator of which shall be the total number of shares of Target Common Stock then deliverable upon exchange of all outstanding Securities less the number of shares so sold. Such adjustments shall be made whenever such sale shall occur and shall become effective as of immediately after the close of business on the date such shares are sold. Any Holder surrendering any Securities for exchange after the close of business on the date such shares are sold shall be entitled (subject to Section
11.10 hereof) to receive shares of Target Common Stock at the Exchange Price as so adjusted pursuant to this Section 11.04 and any other Exchange Property apportioned thereto.

                 Notwithstanding the foregoing, if any such sale pursuant to
Section 11.03, 11.05(d)(2) or 11.09 results in the sale of all of the shares of Target Common Stock previously held as Exchange Property, the Company shall execute and deliver to the Trustee a supplemental indenture (which shall conform to the TIA as in force at the date of execution of such supplemental indenture), and to the Exchange Agent a supplement to the Exchange Agreement, each providing that the Holder of each Security then outstanding shall have the right thereafter (subject to Sections 11.09 and 11.10 hereof) to exchange such Security (i) for the amount of cash becoming Exchange Property as a result of such sale which is apportionable to the number of shares of Target Common Stock for which such Security was exchangeable immediately prior to such sale, and (ii) the other Exchange Property for which such Security was exchangeable immediately prior to such sale. Such supplemental indenture shall provide for adjustments, and rights to receive and retain dividends or their equivalents, which shall be as nearly equivalent as may be practicable to the adjustments, and rights to receive and retain dividends or their equivalents, provided for in this Article Eleven. Notice of such supplemental indenture shall be filed with the Exchange Agent as soon as practicable and mailed by or on behalf of the Company to the holders of Securities at their addresses as they shall appear in the Security Register.

                 Notwithstanding the foregoing provisions, no adjustment in the Exchange Price shall be required unless such adjustment would require an increase or decrease in such Exchange Price of more than one percent (1%); provided, however, that any adjustments which by reason of this paragraph are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11.04 shall be made to the nearest one-ten thousandth (0.0001) of a share or of an interest.

                 Whenever the Exchange Price is adjusted as herein provided, the Company shall determine the adjusted Exchange Price in accordance with this
Section 11.04 and shall prepare an Officers' Certificate setting forth such adjusted Exchange Price and any cash or other property apportioned to the Target Common Stock and showing in detail the facts upon which such adjustment is based. Such certificate shall forthwith be filed with the Exchange Agent and the Trustee, who may rely on such Officers' Certificate as conclusive evidence of the correctness of the adjustment. A notice stating that the Exchange Price has been adjusted and setting forth the adjusted Exchange Price and any cash or other property apportioned to the Target Common Stock shall as soon as practicable be mailed by or on behalf of the Company to the Holders at their addresses as they shall appear in the Security Register.

SECTION 11.05.   Exchange Agreement.

                 (a) The Company, simultaneously with the execution and delivery of this Indenture shall enter into the Exchange Agreement with The First National Bank of Boston, as Exchange Agent, pursuant to which the Company shall deposit with the Exchange Agent the shares of Target Common Stock initially constituting the Exchange Property. The Company shall deposit with the Exchange Agent from time to time such additional Exchange Property not already held by the Exchange Agent as the Holders of all outstanding Securities shall from time to time be entitled to receive (subject to Section 11.10) from the Exchange Agent pursuant to this Article Eleven.

                 (b) All cash received by the Exchange Agent as herein provided will be invested by the Exchange Agent from time to time as requested in writing by the Company in U.S. Government Obligations having a maturity of 12 months or less pursuant to the Exchange Agreement. The Company shall be entitled to receive and retain all ordinary cash dividends paid out of retained earnings on the shares of Target Common Stock deposited with the Exchange Agent. All other distributions, if any, on Target Common Stock or other Exchange Property deposited with the Exchange Agent shall become additional Exchange Property. The additional Exchange Property will be apportioned pro rata among the deposited shares of Target Common Stock, or, if there are no such shares, among such other Exchange Property as shall have replaced such shares.

                 (c) In case there shall be, at any time while any Securities are outstanding, a nontaxable distribution of securities or other property on Exchange Property, including pursuant to a tender or exchange offer to which
Section 11.04(b) applies (other than (i) cash dividends to which the Company is entitled, (ii) dividends, subdivisions, combinations and reclassifications for which an adjustment in the Exchange Price is made pursuant to Section 11.04(a) hereof, (iii) securities or other property received in a transaction to which
Section 11.07 hereof applies, and (iv) subscription rights, options, warrants or other similar rights to which paragraph (d) of this Section 11.05 applies), the Company shall notify the Exchange Agent of such receipt and within five Business Days of the receipt thereof, deposit with the Exchange Agent all such securities and other property pursuant to the Exchange Agreement. Thereafter, the Company in good faith shall either:

                          (1) instruct the Exchange Agent to sell any or all securities and other property so received by way of distribution for cash in such manner as the Company may instruct in writing; or

                          (2) instruct the Exchange Agent to retain and hold such securities and other property; and the proceeds, after payment of any taxes thereon pursuant to Section 11.05(h) hereof, of any such sale and such securities or other property retained and held shall be additional Exchange Property for apportionment equally among other Exchange Property for which Securities are exchangeable as of immediately after the close of business on the record date for the distribution to which this Section 11.05(c) applies, or, if there is no such record date, the effective date of such distribution (or, in the case of a tender or exchange offer to which Section 11.04(b) hereof applies, as of immediately prior to the opening of business on the day following the Expiration Time for such tender or exchange offer); provided, however , that if the Company has received a similar nontaxable distribution on similar securities owned by the Company not comprising Exchange Property, including Target Common Stock, the Company shall not sell the distribution property received on the Exchange Property unless the Company also sells the distribution property received on the similar securities then owned by the Company.

                 (d) In case there shall be, at any time while any Securities are outstanding, a nontaxable distribution of any options, warrants or other similar rights (collectively, "rights") with respect to any Exchange Property, including pursuant to a tender or exchange offer to which Section 11.04(b) hereof applies, the Company shall notify the Exchange Agent of such receipt and within five Business Days of the receipt thereof and deposit with the Exchange Agent all such rights, pursuant to the Exchange Agreement. Thereafter, the Company in good faith shall either:

                          (1) instruct the Exchange Agent to sell any rights so distributed for cash in such manner as the Company may instruct in writing; or

                          (2) to the extent there is sufficient cash among the Exchange Property or to the extent the Company causes the sale of Exchange Property to provide sufficient cash, after provision for taxes, among the Exchange Property, instruct the Exchange Agent in writing to exercise any rights so distributed (with such amount of cash, if any, resulting from such sale and not necessary to exercise such rights being held as Exchange Property for apportionment equally among the other Exchange Property) and to thereafter either (i) retain and hold any securities and other property received upon exercise of such rights, (ii) cause the sale of some or all of such securities or other property received upon exercise of such rights, or (iii) cause the pro rata distribution of such securities or other property received upon exercise of such rights to Securityholders; or

                          (3) instruct the Exchange Agent to retain and hold such rights; provided that such rights shall not be allowed to expire unexercised so long as they are in the money and if otherwise feasible; or

                          (4) instruct the Exchange Agent to cause such rights to be distributed pro rata to the Holders of record of Securities on the Security register as of immediately after the close of business on the record date (and if there is no record date, the close of business on the effective date) for such distribution (or, in the case of a distribution pursuant to a tender or exchange offer to which Section 11.04(b) hereof applies, as of immediately prior to the opening of business on the day following the Expiration Time for such tender or exchange offer);

and, in the event option (1), (2) or (3) is chosen, the proceeds, after payment of any taxes thereon pursuant to Section 11.05(h) hereof, of any such sale and any such securities or other property retained and held shall be additional Exchange Property for apportionment equally among other Exchange Property for which Securities are exchangeable as of immediately after the close of business on the record date for the distribution to which this Section 11.05(d) applies, or, if there is no such record date, the effective date of such distribution (or, in the case of a distribution pursuant to a tender or exchange offer to which Section 11.04(b) hereof applies, as of immediately prior to the opening of business on the day following the Expiration Time for such tender or exchange offer; provided, however, that if the Company has received a similar nontaxable distribution on similar securities owned by the Company not comprising Exchange Property, including Target Common Stock, the Company may not sell the distribution property received on the Exchange Property unless the Company also sells the distribution property received on the similar securities owned by the Company.

                 (e) In case there shall be a distribution of cash on the Exchange Property pursuant to a plan of liquidation or partial liquidation or a recapitalization or restructuring, or a payment of cash for Exchange Property pursuant to a tender or exchange offer to which

Section 11.04(b) hereof applies, or other extraordinary cash dividend (other than a transaction to which Section 11.07 hereof applies), after payment of any taxes thereon pursuant to Section 11.05(h) hereof, the remainder of such dividend or distribution shall be held as Exchange Property for apportionment equally among other Exchange Property for which Securities are exchangeable as of immediately after the close of business on the record date for such dividend or distribution to which this Section 11.05(e) applies or, if there is no such record date, the effective date of such dividend or distribution (or, in the case of a tender or exchange offer to which Section 11.04(b) hereof applies, as of immediately prior to the opening of business on the day following the Expiration Time for such tender or exchange offer).

                 (f) In case there shall be, at any time while any Securities are outstanding, a taxable distribution of securities or other noncash items of property (including subscription rights, options, warrants or other similar rights, and including securities or other property received in a tender or exchange offer to which Section 11.04(b) hereof applies, but excluding securities or other property received in a transaction to which Section 11.07 hereof applies) with respect to any Exchange Property, the Company shall, as soon as reasonably practicable after its receipt thereof, notify the Exchange Agent of such receipt and within five Business Days of the receipt thereof, deposit with the Exchange Agent all such property, pursuant to the Exchange Agreement, and instruct the Exchange Agent in writing to sell such property so received by way of distribution for cash in such manner as the Company shall instruct. The proceeds of such sale, after payment of taxes thereon pursuant to
Section 11.05(h) hereof, shall be held as additional Exchange Property for apportionment equally among other Exchange Property for which Securities are exchangeable as of immediately after the close of business on the record date for the distribution to which this Section 11.05(f) applies, or, if there is no such record date, the effective date of such distribution (or, in the case of a tender or exchange offer to which Section 11.04(b) hereof applies, as of immediately prior to the opening of business on the day following the Expiration Time for such tender or exchange offer).

                 (g) Concurrently with any instruction to the Exchange Agent pursuant to subsections (c) or (d) of this Section 11.05, the Company shall deliver to the Exchange Agent an Opinion of Counsel to the effect that the subject distribution is a nontaxable distribution.

                 (h) Within ten Business Days of its notification to the Exchange Agent of the Company's receipt of cash, securities or other property, including any rights, warrants or options, the Company shall furnish the Exchange Agent with an Opinion of Counsel to the effect that a distribution to which Section 11.05(e) or (f) hereof applies or any sale of the securities, rights or other property received on such distribution or received on a distribution to which Section 11.05(c)(1), 11.05(d)(1) or 11.05(d)(3) hereof applies is taxable to the Company or the Exchange Agent, and (ii) an Officers' Certificate as to the amount of federal, state and local tax payable by the Company and the Exchange Agent as a result of a distribution to which Section 11.05(e) or (f) hereof applies and is estimated to be payable as a result of any such sale (computed by the Company at the marginal tax rate applicable to such transaction). The Exchange Agent shall pay the amount of such tax as so computed by the Company to the Company, in the case of taxes payable by the Company, or itself, in the case of taxes payable by it, from the cash received in such distribution to which Section 11.05(e) or (f) hereof applies, if any, or cash apportioned to the Target Common Stock or other Exchange Property hereunder or from the net cash proceeds received from any such sale. In the case of taxes estimated to be payable as a result of any such sale, the Company shall deliver an Officers' Certificate within ten Business Days after completion of such sale stating the actual taxes payable as so computed and appropriate adjustment of such payments shall be made. The remaining Exchange Property shall, in the case of a distribution to which Section 11.05(e) or (f) applies, be apportioned equally among the other Exchange Property as of immediately after the close of business on the record date for such distribution, or, if there is no such record date, immediately after the close of business on the effective date of such distribution; provided, that in the case of a tender or exchange offer to which Section 11.04(b) hereof applies, such apportionment shall be effected as of immediately prior to the opening of business on the day following the Expiration Time for such tender or exchange offer. The remaining Exchange Property, in the case of a sale of securities, rights or other property received in a distribution to which Section 11.05(e) or (f) hereof applies, or a sale to which Section 11.05(c)(1), 11.05(d)(1) or 11.05(d)(3) hereof applies, shall be apportioned equally among the other Exchange Property as of immediately after the close of business on the effective date of such sale. Any Holder surrendering any Securities after such record date or effective date or after the opening of business on the day following such Expiration Time, as the case may be, shall be entitled to receive (subject to Section 11.10 hereof) any Exchange Property apportioned thereto as so adjusted pursuant to this Article Eleven.

                 (i) In the event of any reduction of the principal amount of Securities outstanding (other than as a result of surrender for exchange for Exchange Property), as evidenced by the delivery to the Trustee by the Company of Securities for cancellation, the Company shall be entitled to the kind and amount of Exchange Property as shall at the time be in excess of the kind and amount of Exchange Property which would be required for the exchange of all Securities then outstanding for the Exchange Property on the basis of the then applicable Exchange Price and the other terms and provisions of this Article Eleven and the Exchange Agreement. Upon expiration of the right to surrender Securities for exchange pursuant to this Article Eleven and the Exchange Agreement and when all other obligations of the Company shall have been satisfied in this Indenture and the Exchange Agreement, including, without limitation, Section 9.03, the Company's obligation to exchange Securities for Exchange Property or to pay cash in lieu thereof pursuant to Section 11.10 hereof shall be terminated and all cash and investments and other property held by the Exchange Agent under the Exchange Agreement which are not required with respect to Securities previously surrendered for exchange will, subject to the limitations contained in this Indenture in the Exchange Agreement and subsection
(j) below, be delivered by the Exchange Agent to the Company.

                 (j) The Exchange Agent shall not make any distribution of Exchange Property to the Company prior to the receipt by the Exchange Agent from the Company of an Officer's Certificate to the effect that no Event of Default exists hereunder and no event or condition which with notice or lapse of time or both would become such an Event of Default exists and which states in detail the basis asserted by the Company for such distribution.

                 (k) Accrued interest, if any, on U.S. Government Obligations or other such investments shall become the property of the Company except for interest accruing on Exchange Property received upon conversion or sale of Target Common Stock in connection with a merger, consolidation, liquidation, dissolution or reorganization or Target or a tender or exchange offer for Target Common Stock pursuant to Sections 11.05, 11.07 or 11.08 hereof.

                 (l) The Company shall have the full and unqualified right and power to exercise any rights to vote, or to give consents or take any other action in respect of, the Target Common Stock or any other securities included in the Exchange Property at any time, and the Exchange Agent shall have no duty to exercise any such rights. The Company shall not be liable to any Holder of Securities as a result of any vote, or failure to vote, consent or failure to consent, or any other act or failure to act taken by the Company in good faith in respect of the Target Common Stock or any other securities included in the Exchange Property.

                 (m) The obligations, covenants and agreements contained in the Exchange Agreement shall not constitute obligations, covenants or agreements contained in this Indenture or any of the Securities, and neither the failure by the Company to observe any obligation, covenant or agreement contained in the Exchange Agreement (unless such obligation, covenant or agreement shall also be contained in this Indenture) nor the failure of the Exchange Agent to fulfill any obligations, agreements or covenants set forth therein shall constitute (with or without the giving of notice, the passage of time or both) a Default or an Event of Default; provided, however, that nothing in this subsection shall impair the right of a Holder to receive the Exchange Property apportioned to such Holder's Securities in exchange for such Securities in accordance with the terms and conditions of this Article Eleven, subject to Section 11.10 hereof, and nothing in this subsection shall impair the rights and remedies of the Trustee and the Holders under this Indenture with respect to a failure by the Company to observe its express agreements and covenants to cause the exchange of Securities surrendered for exchange for Exchange Property apportioned thereto in accordance with the terms and conditions of this Article Eleven, subject to
Section 11.10 hereof.

SECTION 11.06.   Company To Give Notice of Certain Events.

                 If at any time:

                 (a) Target shall declare a dividend (or any other distribution) on the Target Common Stock or other Exchange Property which the Exchange Agent would be required to apply for the benefit of the holders of the Securities in accordance with
Section 11.05 hereof; or

                 (b) Target shall authorize the granting of subscription rights, options, warrants or other similar rights to holders of Target Common Stock or other Exchange Property; or

                 (c) there shall occur any reclassification of Target Common Stock (other than a subdivision or combination of outstanding shares of Target Common Stock) or any consolidation or merger to which Target is a party and for which approval of any stockholders of Target is required, or the sale or transfer of all or substantially all of the assets of Target; or

                 (d) there shall occur the voluntary or involuntary dissolution, liquidation or winding up of Target;

then the Company, as promptly as practicable, shall cause to be filed at each office or agency maintained pursuant to this Indenture and cause to be mailed to the Holders of Securities at the addresses set forth in the Security Register, a notice stating (i) the date, if known by the Company, on which a record is to be taken for the purpose of such dividend, distribution or grant of rights, or, if a record is not to be taken, the date as of which the Holders of Target Common Stock of record to be entitled to such dividend or distribution or grant of rights are to be determined, or (ii) the date, if known by the Company, on which such reclassification, merger, consolidation, sale, transfer, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Target Common Stock of record shall be entitled to exchange their shares of Target Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up.

SECTION 11.07.   Merger of Target.

                 In case of any consolidation or merger of Target with or into any other Person which results in shares of Target Common Stock, as constituted prior to the consummation of such transaction, being converted into other securities and/or property (including cash), or in case of any sale or transfer of all or substantially all of the assets of Target (if in connection with such sale or transfer holders of Target Common Stock receive other securities and/or property including cash, in exchange for their shares of Target Common Stock), or of any voluntary or involuntary dissolution, liquidation or winding up of Target, the Company shall execute and deliver to the Trustee a supplemental indenture, and to the Exchange Agent, a supplement to the Exchange Agreement, each providing that the Holder of each Security then outstanding shall have the right thereafter (subject to Sections 11.09 and 11.10 hereof) to exchange such Security (i) for the kind and amount of securities and other property receivable upon such consolidation, merger, sale, transfer, dissolution, liquidation or winding up, by a holder of the number of shares of Target Common Stock for which such Security was exchangeable immediately prior to such consolidation, merger, sale, transfer, dissolution, liquidation or winding up, and (ii) the other Exchange Property for which such

Security was exchangeable immediately prior to such consolidation, merger, sale, transfer, dissolution, liquidation or winding up. Such supplemental indenture shall provide for adjustments, and rights to receive and retain dividends or their equivalents, which shall be as nearly equivalent as may be practicable to the adjustments, and rights to receive and retain dividends or their equivalents, provided for in this Article Eleven. The above provisions of this
Section 11.07 shall similarly apply to any successive consolidation, merger, sale, transfers, dissolution, liquidation or winding up.

                 Notice of such supplemental indenture shall as soon as practicable be filed with the Exchange Agent and mailed by or on behalf of the Company to the Holders of Securities at their addresses on the Security Register.

                 The Trustee shall not be under any responsibility to determine the correctness of any provisions contained in any such supplemental indenture relating either to the kind or amount of shares of stock or securities or property or cash receivable by the Securityholders upon the exchange of their Securities as herein provided after any such consolidation, merger, sale, transfer, dissolution, liquidation or winding up or to any adjustment to be made with respect thereto.

SECTION 11.08.   Certain Tender or Exchange Offers for Exchange Property.

                 (a) In the event of a tender offer or exchange offer for any class of securities included within the Exchange Property (i) if the Company owns securities of such class which are not Exchange Property, the Company will cause the Exchange Agent to tender such securities of such class in the same proportion that the Company tenders its securities in such class which are not Exchange Property, and (ii) if the only securities of such class which the Company owns are Exchange Property, the Company may, at its option and in its sole discretion, elect to cause the Exchange Agent to tender all or any portion or none of such securities; provided, however, that, in the case of a tender offer or exchange offer made by the Company or any Affiliate of the Company, the Company will not cause the Exchange Agent to tender any such securities included within the Exchange Property unless a majority of such securities that are held by Persons other than the Company or any Affiliate of the Company have been tendered and not withdrawn pursuant to such tender or exchange offer as of immediately prior to the Expiration Time. The proceeds of the sale, after payment of any taxes thereon (pursuant to Section 11.09), plus accrued interest thereon, if any, to the date of exchange of any such Exchange Property pursuant to any such tender or exchange offer shall be held by the Exchange Agent as Exchange Property for apportionment equally among the other Exchange Property.

                 (b) If, as a result of any tender or exchange offer, all shares of Target Common Stock then constituting Exchange Property shall have been sold or exchanged pursuant to such offer, the Company shall execute and deliver to the Trustee a supplemental indenture, and to the Exchange Agent a supplement to the Exchange Agreement, each providing that the Holder of each Security then outstanding shall have the right thereafter (subject to Sections 11.09 and 11.10 hereof) to exchange such Security (i) for the kind and amount of securities and other property receivable upon such tender or exchange by a holder of the number of shares of Target Common Stock for which such Security was exchangeable immediately prior to the Expiration Time of such tender or exchange, and (ii) the other Exchange Property for which such Security was exchangeable immediately prior to the Expiration Time of such tender or exchange. Such supplemental indenture shall provide for adjustments, and rights to receive and retain dividends or their equivalents, which shall be as nearly equivalent as may be practicable to the adjustments, rights to receive and retain dividends or their equivalents, provided for in this Article Eleven. The above provisions of this Section 11.08 shall similarly apply to any successive tender or exchange offer.

                 Notice of such supplemental indenture shall as soon as practicable be filed with the Exchange Agent and mailed by or on behalf of the Company to the Holders of Securities at the addresses in the Security Register.

                 The Trustee shall not be under any responsibility to determine the correctness of any provisions contained in any such supplemental indenture relating either to the kind or amount of shares of stock or securities or property or cash receivable by the Securityholders upon the exchange of their Securities as herein provided after any such tender or exchange or to any adjustment to be made with respect thereto.

SECTION 11.09.   Tax Adjustments in Exchange Price.

                 If an event shall occur which causes the Exchange Price to be subject to adjustment pursuant to Section 11.04 hereof, or a merger, consolidation or sale or transfer of assets or of any voluntary or involuntary dissolution, liquidation or winding up of Target shall occur requiring a supplemental indenture under Section 11.07 hereof, or if a tender or exchange offer requiring a supplemental indenture under Section 11.08(b) hereof shall occur, and if, within ten days after the effective date or Expiration Time of such transaction, as the case may be, the Company shall furnish the Exchange Agent with an Opinion of Counsel to the effect that such transaction is taxable to the Company or the Exchange Agent and an Officer's Certificate as to the amount of federal, state and local tax payable by the Company or the Exchange Agent as a result of such transaction (computed by the Company at the marginal tax rate applicable to such transaction), the Exchange Agent shall pay to the Company, in the case of taxes payable by the Company, or itself, in the case of taxes payable by it, the cash held by it and apportioned or to be apportioned to the Exchange Property for which outstanding Securities are exchangeable, up to the amount of such taxes. In the event that the cash held by the Exchange Agent and so apportioned or to be apportioned is insufficient to pay to the Company or the Exchange Agent the amount of such taxes, the Exchange Agent shall, as soon as reasonably practicable and to the extent legally permissible, sell in accordance with written instructions received from the Company, or if no such instructions are received, as determined by the Exchange Agent, such Exchange Property (including any securities or other property included therein) as may be necessary to pay, from the proceeds thereof after payment of any taxes by the Company or the Exchange Agent on such sale, the amount of any such insufficiency. Such amount of cash, if any, resulting from such sale of Exchange Property that is not necessary to pay the amount of such insufficiency shall be held as Exchange Property for apportionment equally among other Exchange Property. The Exchange Agent shall notify the Company and the Trustee of any such sale and the Exchange Property sold. Following payment of all necessary amounts to the Company or the Exchange Agent, such Exchange Property held by the Exchange Agent shall be proportionately adjusted so as to be apportioned equally to the Securities outstanding as of immediately after the close of business on the record date or the effective date for the transaction to which this Section 11.09 applies (as shall be specified in Section 11.04 or 11.07 hereof if and as applicable) or as of immediately prior to the opening of business on the day following the Expiration Time for the tender or exchange offer to which this section applies (as specified in Section 11.08(b) hereof), as the case may be. Any Holder surrendering any Securities for exchange after such adjustment shall be entitled (subject to Section 11.10 hereof) to receive the Exchange Property as so adjusted pursuant to this paragraph. If this Section
11.09 shall apply to a transaction, the sale by the Company of the consideration receivable therein shall not be legally permissible, and the amount of cash among the Exchange Property shall not be sufficient to pay all taxes payable by the Company or the Exchange Agent arising from such transaction, the Company may direct the Exchange Agent to segregate for the benefit of the Company or the Exchange Agent or deliver to the Company or the Exchange Agent an amount of Exchange Property theretofore held by the Exchange Agent having a Closing Price equal to the unsatisfied portion of the tax payable by the Company or the Exchange Agent with respect to such transaction including any tax payable upon the delivery or sale thereof in order to satisfy the aforementioned tax. Such Exchange Property shall thereafter be solely for the account of the Company or the Exchange Agent, as the case may be, and Holders of Securities shall have no rights thereto.

                 In the event that an Opinion of Counsel given pursuant to this Indenture concludes that whether taxes are payable by the Company or the Exchange Agent is uncertain under the then state of the law or facts or both, the Company shall have the option of requesting that the Exchange Agent segregate the amount of funds that would be payable (or securities or other property in lieu thereof) if such taxes were deemed payable, together with the amount estimated in good faith to be the reasonable costs and expenses (including attorneys' fees) of obtaining a determination as set forth below. The Holders shall have no rights to such funds or securities or other property, which shall be held by the Exchange Agent for the Company (or itself, as the case may be), and the Exchange Property deliverable upon exchange of Securities pursuant to this Article Eleven shall be reapportioned as though such segregated amounts had been paid to the Company or the Exchange Agent for such taxes, and any holder surrendering any Security for exchange after the record or effective date (or, in the case of tender or exchange offers, after the opening of business on the day following the applicable Expiration Time) of the applicable transaction giving rise to an adjustment pursuant to this Section 11.09 immediately shall be entitled (subject to Section 11.10 hereof) to receive only such Exchange Property upon exchange of Securities pursuant to this Article Eleven as so reapportioned. The Company shall thereupon in good faith seek an appropriate determination from the appropriate agencies and, if judged necessary by the Company in good faith, from appropriate courts, as to whether taxes are so payable. If an appropriate determination is made that such taxes are so payable, then the Exchange Agent shall immediately pay the funds or deliver the securities or other property so segregated to the Company (or, if taxes are payable by the Exchange Agent, retain such funds or securities or other property for itself), and if an appropriate determination is made that such taxes are not payable or an amount of tax is payable which is less than the amount of funds or property so segregated, then the Exchange Agent, after paying to the Company (or itself, as the case may be) out of such funds or securities or other property the reasonable expenses and costs (including attorneys' fees) of obtaining such determination (and any taxes so payable), shall apportion such remaining funds or securities or other property which had been so segregated among the Exchange Property as of immediately after the close of business on the record date or the effective date of such transaction giving rise to an adjustment pursuant to Section 11.04 or 11.07 hereof, or as of immediately prior to the opening of business on the day after the Expiration Time for the tender or exchange offer giving rise to an adjustment, whichever is applicable. If any Security has been exchanged on or after such record date or effective date or after the opening of business on the day after such Expiration Time, as the case may be, and before a determination is made that no taxes are payable or an amount of tax is payable which is less than the amount of funds or securities or other property so segregated, the Company to the extent not previously delivered, shall deliver such Exchange Property as reapportioned following such determination, to the Person to which and in the manner in which the other proceeds of the exchange of such Security were delivered.

SECTION 11.10.   Cash Equivalent.

                 Notwithstanding any other provisions in this Article Eleven, in lieu of delivering certificates representing shares of Target Common Stock or other Exchange Property in exchange for Securities surrendered in accordance with Section 11.02 hereof, the Company may, at the Company's option, pay to the Holder surrendering such Securities an amount in cash equal to the value of the Exchange Property for which such Securities are exchangeable (based on the Market Price as calculated on the date of receipt by the Exchange Agent of the notice of exchange delivered by such Holder within five Business Days of receipt by the Exchange Agent of notice of exchange). Prior to so directing the Exchange Agent to make any such cash payment, the Company shall deposit with the Exchange Agent the cash so payable. The Company shall be required in certain cases to pay cash in lieu of delivering certificates representing shares of Target Common Stock or other Exchange Property pursuant to Section 11.17 hereof.

SECTION 11.11.   Withdrawals of Exchange Property.

                 The Company shall be entitled, out of the Target Common Stock or other Exchange Property, to such kind and quantity of Exchange Property as shall be in excess of the quantity of Exchange Property held by the Exchange Agent which would be deliverable by the Exchange Agent upon the exchange of all Securities then outstanding, and such excess shall be held by the Exchange Agent for the account of the Company and, upon delivery of the Officer's Certificate provided for in the following sentence, released to the Company upon demand. Upon demand of any withdrawal of Exchange Property from the Exchange Agent, the Company shall deliver to the Trustee an Officer's Certificate (and a copy thereof to the Exchange Agent) which shall state (i) the principal amount of Securities then outstanding and the kind and amount of Exchange Property required for delivery to the Holders thereof upon exchange, (ii) that the withdrawal of the kind and amount of Exchange Property referred to in such demand is permitted by the provisions of this Indenture and (iii) that the Exchange Property so to be withdrawn would not be deliverable upon exchange of all Securities then outstanding. In delivering such certificate, the Company may rely on information furnished to it by the Exchange Agent as to the kind and amount of Exchange Property held by it and the kind and amount thereof previously delivered to Holders of Securities.

SECTION 11.12.   Obligations of Trustee and Exchange Agent.

                 Subject to the provisions of Section 8.01 of this Indenture, neither the Trustee nor the Exchange Agent shall at any time be under any duty or responsibility to any Holder of Securities to determine whether any facts exist which may require any adjustment of the Exchange Price, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. Neither the Trustee nor the Exchange Agent shall be accountable with respect to the validity or value for the kind or amount of any Exchange Property which may at any time be issued or delivered upon the exchange of any Security or the market conditions existing at the time of sale of any Exchange Property; and neither the Trustee nor the Exchange Agent shall be responsible for any failure of the Company to transfer or deliver any Exchange Property or certificates or other evidence thereof to the Exchange Agent as provided herein, or subject to the provisions of Section 8.01 of this Indenture and the obligations assumed under the Exchange Agreement, to comply with any of the covenants of the Company contained in this Article Eleven.

SECTION 11.13.   Preservation of Exchange Rights.

                 So long as any Securities shall be outstanding and exchangeable for Target Common Stock or other Exchange Property pursuant to this Article Eleven, the Company shall (i) preserve unimpaired the right of each Holder of Securities, upon exchange thereof, to receive shares of Target Common Stock or other Exchange Property as such Holder shall from time to time be entitled to receive in accordance with the provisions of this Article Eleven, and (ii) not pledge, mortgage, hypothecate or grant a security interest in, or permit any mortgage, pledge, security interest or other lien upon, the Exchange Property.

SECTION 11.14.   Transfer Taxes.

                 The Company will pay any and all taxes that may be payable in respect of the transfer and delivery of shares of Target Common Stock for other securities included in the Exchange Property pursuant hereto, other than income, capital gains and similar taxes imposed on any Holder by reason of exchange of Securities for Exchange Property; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the delivery, upon an exchange of Securities, of shares of Target Common Stock for other securities included in the Exchange Property in a name other than that in which the Securities so exchanged were registered, and no such transfer shall be made unless and until the Person requesting such transfer has paid to the Company or the applicable Exchange Agent the amount of any such tax, or has established to the satisfaction of the Company and such Exchange Agent that such tax has been paid.

SECTION 11.15.   Fully Paid Shares.

                 The Company represents, warrants and covenants that all shares of Target Common Stock delivered upon the exchange of Securities will be fully paid and nonassessable and that each Holder of Securities who receives shares of Target Common Stock or other Exchange Property in exchange for its Securities, pursuant to this Article Eleven, will receive valid and marketable title to such Exchange Property, free and clear of all claims, liens and encumbrances.

SECTION 11.16.   Cancellation of Securities.

                 All Securities delivered for exchange shall be delivered by the Exchange Agent to the Trustee and shall be cancelled by the Trustee, and the Trustee shall dispose of the same as provided in Section 2.11 of this Indenture.

SECTION 11.17. Registration of Target Common Stock and Other Securities Held as Exchange Property.

                 The Company shall use its best efforts to cause Target to, for so long as any Securities remain outstanding and exchangeable for shares of Target Common Stock, (i) prepare and file with the SEC such post-effective amendments to the registration statement as may be necessary to keep the registration statement covering the sale of the Target Common Stock upon exchange of Securities continuously effective; (ii) cause the related prospectus to be supplemented by any required prospectus supplement, and, as so supplemented, to be filed pursuant to Rule 424 (or any similar provisions then in force); (iii) in all other respects comply with the Securities Act and the rules and regulations promulgated thereunder with respect to the exchange of Securities for Exchange Property in accordance with the terms set forth herein;
(iv) notify the Trustee and the Exchange Agent upon the filing of any prospectus supplement or post-effective amendment and supply as many copies of the prospectus as amended or supplemented as shall reasonably be requested to the Trustee and the Exchange Agent. Notwithstanding the foregoing, the Company may allow Target upon notice to the Exchange Agent and Alex. Brown (prior to or following receipt of any notice of exchange of Notes for shares of Common Stock), suspend for up to 90 consecutive days following such notice Target's obligation to supplement or amend the registration statement in the event that, in the opinion of the Board of Directors of Target, such supplement or amendment would be detrimental to Target insofar as it would require the disclosure of material, non-public information not otherwise then required to be disclosed in accordance with Target's reporting obligations under the Exchange Act. The Company shall use its best efforts to ensure that Target does not exercise the foregoing right to suspend its obligation to supplement or amend the registration statement (i) for more than one consecutive 90-day period during any consecutive 365-day period, (ii) during the period following any notice by the Company of its exercise of its option to redeem Securities in accordance with the terms of the Indenture and prior to the completion of such redemption (provided that the Company has notified Target at least five days prior to the Company's notice of such redemption), (iii) following notice of a Change in Control of the Company that permits the Holders of Securities to require the repurchase of the Securities and prior to the date on which such repurchase right terminates, or (iv) on or after April 25, 2002 and so long as any Securities remain outstanding and exchangeable for shares of Common Stock. In the event of any such suspension by Target, the Company shall, in accordance with Section 11.10 hereof, pay cash in lieu of delivering Target Common Stock or other Exchange Property upon any exchange during the period of such suspension or in the event that a registration statement covering the shares of Target Common Stock is not then effective.

                 If, pursuant to the transactions described in Sections 11.05,
11.07 and 11.08 hereof, Exchange Property includes securities which, in the opinion of counsel for the Company, may not be delivered in exchange for Securities without registration under the Securities Act, the Company shall use its best efforts to cause such securities to be so registered as promptly as practicable, except that in the absence of such registration, the Company is required to deliver cash in lieu of such securities in the manner provided in
Section 11.10 hereof if such securities are deemed to be "restricted securities" solely as a result of Collagen's affiliation with Target or the issuer of such securities, as provided in Rule 144 of the Securities Act. Any such cash payment may be made solely with respect to such securities.

SECTION 11.18.  Conditional Exchange; Withdrawal.

         (a) In the event of a proposed merger, consolidation or reorganization of Target, the sale of all or substantially all of Target's assets, or a tender or exchange offer for Target Common Stock as contemplated by Sections 11.05,
11.07 or 11.08 hereof (a "Reorganization"), each Securityholder may conditionally exercise its right to exchange all or any portion of its Securities for Exchange Property in advance of the Reorganization subject to the completion of such Reorganization on the terms and conditions publicly announced at the time of exchange, and to withdraw such exchange and retain all or any portion of its Securities within sixty days following the date written notice is mailed from the Company to the Securityholders (the "Exchange Withdrawal Date") stating that such Reorganization shall not be effected or shall be effected on materially different terms or conditions.

         (b) A notice of exchange may be withdrawn by means of a written notice of withdrawal delivered to the office of the Exchange Agent at any time prior to the close of business on the Exchange Withdrawal Date specifying:

                          (1) the certificate number or numbers of the Security or Securities in respect of which such notice of withdrawal is being submitted;

                          (2) the portion of the principal amount of the Security or Securities with respect to which such notice of withdrawal is being submitted, which amount must be $1,000 or an integral multiple thereof; and

                          (3) the portion of the principal amount, if any, of such Security or Securities which remains subject to the original exchange notice and which has been or will be delivered for purchase by the Company, which amount must be $1,000 or an integral multiple thereof.

         (c) No Securities shall be deemed exchanged unless and until any condition upon exchange has been satisfied.

                                 ARTICLE TWELVE

                           MEETINGS OF SECURITYHOLDERS

SECTION 12.01.   Purposes for Which Meetings May Be Called.

                 A meeting of Securityholders may be called at any time and from time to time pursuant to the provisions of this Article Twelve for any of the following purposes:

                 (a) to give any notice to the Company or to the Trustee, or to give any directions to the Trustee, or to waive or to consent to the waiving of any Default or Event of Default hereunder and its consequences, or to take any other action authorized to be taken by Securityholders pursuant to any of the provisions of Article Seven;

                 (b) to remove the Trustee or appoint a successor Trustee pursuant to the provisions of Article Eight;

                 (c) to consent to an amendment, supplement or waiver pursuant to the provisions of Section 10.02; or

                 (d) to take any other action (i) authorized to be taken by or on behalf of the Holders of any specified aggregate principal amount of the Securities under any other provision of this Indenture, or authorized or permitted by law or (ii) which the Trustee deems necessary or appropriate in connection with the administration of this Indenture.

SECTION 12.02.   Manner of Calling Meetings.

                 The Trustee may at any time call a meeting of Securityholders to take any action specified in Section 12.01, to be held at such time and at such placed in the City of New York, New York or elsewhere as the Trustee shall determine. Notice of every meeting of Securityholders, setting forth the time and place of such meeting and in general terms the action proposed to be taken at such meeting, shall be mailed by the Trustee, first-class postage prepaid, to the Company and to the Holders of the Securities at their last addresses as they shall appear on the registration books of the Registrar, not less than 10 nor more than 60 days prior to the date fixed for a meeting.

                 Any meeting of Securityholders shall be valid without notice if the Holders of all Securities then outstanding are present in person or by proxy, or if notice is waived before or after the meeting by the Holders of all Securities outstanding, and if the Company and the Trustee are either present by duly authorized representatives or have, before or after the meeting, waived notice.

SECTION 12.03.   Call of Meetings by Company or Holders.

                 In case at any time the Company, pursuant to a Board Resolution, or the Holders of not less than 10% in aggregate principal amount of the Securities then outstanding shall have requested the Trustee to call a meeting of Securityholders to take any action specified in Section 12.01, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have mailed the notice of such meeting within 20 days after receipt of such request, then the Company or the Holders of Securities in the amount above specified may determine the time and place in the City of New York, New York or elsewhere for such meeting and may call such meeting for the purpose of taking such action, by mailing or causing to be mailed notice thereof as provided in Section 12.02, or by causing notice thereof to be published at least once in each of two successive calendar weeks (on any Business Day during such week) in a newspaper or newspapers printed in the English language, customarily published at least five days a week of a general circulation in the City of New York, State of New York, the first such publication to be not less than 10 nor more than 60 days prior to the date fixed for the meeting.

SECTION 12.04.   Who May Attend and Vote at Meetings.

                 To be entitled to vote at any meeting of Securityholders, a person shall (a) be a registered Holder of one or more Securities, or (b) be a person appointed by an instrument in writing as proxy for the registered Holder or Holders of Securities. The only persons who shall be entitled to be present or to speak at any meeting of Securityholders shall be the persons entitled to vote at such meeting and their counsel and any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.

SECTION 12.05. Regulations May be Made by Trustee; Conduct of the Meeting; Voting Rights; Adjournment.

                 Notwithstanding any other provision of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Securityholders, in regard to proof of the holding of Securities and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, and submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall think appropriate. Such regulations may fix a record date and time for determining the Holders of record of Securities entitled to vote at such meeting, in which case those and only those persons who are Holders of Securities at the record date and time so fixed, or their proxies, shall be entitled to vote at such meeting whether or not they shall be such Holders at the time of the meeting.

                 The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Securityholders as provided in Section 12.03, in which case the Company or the Securityholders calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Holders of a majority in principal amount of the Securities represented at the meeting and entitled to vote.

                At any meeting each Securityholder or proxy shall be entitled to one vote for each $1,000 principal amount of Securities held or represented by him; provided, however, that no vote shall be cast or counted at any meeting in respect of any Securities challenged as not outstanding and ruled by the chairman of the meeting to be not outstanding. The chairman of the meeting shall have no right to vote other than by virtue of Securities held by him or instruments in writing as aforesaid duly designating him as the proxy to vote on behalf of other Securityholders. At any meeting of Securityholders, the presence of persons holding or representing 10% of Securities shall be sufficient for a quorum. Any meeting of Securityholders duly called pursuant to the provisions of Section 12.02 or Section 12.03 may be adjourned from time to time by vote of the Holders of a majority in aggregate principal amount of the Securities represented at the meeting and entitled to vote, and the meeting may be held as so adjourned without further notice.

SECTION 12.06.   Voting at the Meeting and Record to be Kept.

                 The vote upon any resolution submitted to any meeting of Securityholders shall be by written ballots on which shall be subscribed the signatures of the Holders of Securities or of their representatives by proxy and the principal amount of the Securities voted by the ballot. The permanent chairman of the meeting shall appoint two inspectors of votes, who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of Securityholders shall be prepared by the secretary of the meeting and there shall be attached to such record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts, setting forth a copy of the notice of the meeting and showing that such notice was mailed as provided in Section 12.02 or published as provided in Section 12.03. The record shall be signed and verified by the affidavits of the permanent chairman and the secretary of the meeting and one of the duplicates shall be delivered to the Company and the other to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting.

                 Any record so signed and verified shall be conclusive evidence of the matters therein stated.

SECTION 12.07. Exercise of Rights of Trustee or Securityholders May Not be Hindered or Delayed by Call of Meeting.

                 Nothing contained in this Article Twelve shall be deemed or construed to authorize or permit, by reason of any call of a meeting of Securityholders or any rights expressly or impliedly conferred hereunder to make such call, any hindrance or delay in the exercise of any right or rights conferred upon or reserved to the Trustee or to the Securityholders under any of the provisions of this Indenture or of the Securities.

                                ARTICLE THIRTEEN

                           RIGHT TO REQUIRE REPURCHASE

SECTION 13.01. Repurchase of Securities at Option of the Holder upon Change in Control.

             (a) In the event of a Change in Control, each Securityholder will have the right, subject to the terms and conditions of this Article Thirteen, to require the Company to purchase all or any part of the Securities held by such Securityholder on the date that is 40 Business Days after the occurrence of such Change in Control (the "Change in Control Purchase Date") for a purchase price equal to 100% of the principal amount thereof, plus accrued interest to the Change in Control Purchase Date (the "Change in Control Price").

              A "Change in Control" shall be deemed to have occurred at such time after the original issuance of the Securities as there shall occur:

             (i) the acquisition by any person (including any syndicate or group deemed to be a "person" under Section 13(d)(3) or 14(d)(2) of the Exchange Act, or any successor provision to either the foregoing), of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of transactions, through proxies or otherwise, of shares of Capital Stock of the Company entitling such person to exercise more than 50% of the total voting power of all shares of Capital Stock of the Company entitled to vote generally in elections of directors; or

             (ii) any consolidation of the Company with, or merger of the Company into, any other Person, any merger of another Person into the Company, or any sale or transfer of all or substantially all of the assets of the Company to another Person (other than a merger (x) which does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of capital stock, or (y) which is effected solely to change the jurisdiction of incorporation of the Company and results in a reclassification, conversion or exchange of outstanding shares of the Company common stock into solely shares of common stock); or

                 (iii) a change in the composition of the Board of Directors of the Company such that a majority of such Board are not Continuing Directors;

provided, however, that a Change in Control shall not be deemed to have occurred if the average Closing Price of the Securities for each of any five trading days within the period of ten consecutive trading days ending immediately after the later of the Change in Control or the public announcement of the Change in Control (in the case of a Change in Control under clauses (i) and (iii) above) or ending immediately after the Change in Control (in the case of a Change in Control under clause (ii) above) shall equal or exceed 105% of the principal amount of the Securities, or (b) the rating assigned to the Securities by a nationally recognized rating agency promptly after the public announcement of the Change in Control remains equal to or better than the rating of the Securities assigned by such agency immediately prior to the public announcement of the Change in Control. A "beneficial owner" shall be determined in accordance with Rule 13d-3 promulgated by the SEC under the Exchange Act or any successor rule or regulation. For purposes of the foregoing, a Change in Control shall not be deemed to have occurred solely because any person receives revocable proxies entitling such person to (i) exercise 50% or more of the total voting power of all shares of capital stock of the Company in an annual or special meeting of stockholders or (ii) elect a majority of the members of Board of Directors of the Company.

                 (b) Within ten days after the occurrence of a Change in Control, the Company shall mail a written notice (the "Change in Control Notice") of such Change in Control by first-class mail to the Trustee and to each Holder (and to beneficial owners as required by applicable law) and shall cause a copy of such notice to be published in a daily newspaper of national circulation. The Change in Control Notice shall state:

                     (1) the events causing a Change in Control (specifying such events) and the date of such Change in Control;

                     (2) the date by which the Change in Control Purchase Notice pursuant to this Section 13.01 must be given;

                     (3) the Change in Control Purchase Date;

                     (4) the Change in Control Purchase Price;

                     (5) the name and address of the Paying Agent;

                     (6) the procedures the Holder must follow to exercise rights under this Section 13.01 and a brief description of such rights; and

                     (7) the procedures for withdrawing a Change in Control Purchase Notice.

                 The Change in Control Notice shall also state whether or not the Company has satisfied its obligations to the Holders of Senior Indebtedness. If the Company is unable to satisfy such obligations, the Change in Control Notice shall also state that the Company is or will be in default under Section
7.01 of the Indenture, that receipt by the Company of a Change in Control Purchase Notice by Holders of at least 25% of the outstanding Securities will constitute a Notice of Default thereunder, and that the failure of the Company to cure such default within the applicable time period shall be an Event of Default allowing the Trustee or the Holders of not less than 25% in principal amount of the outstanding Securities to declare the principal of all the Securities to be due and payable immediately.

                 (c) A Holder may exercise its rights specified in this Section upon delivery of a written notice of purchase (a "Change in Control Purchase Notice") to the Paying Agent at any time prior to the close of business on the Change in Control Purchase Date, stating:

                     (1) the certificate number or numbers of the Security or Securities which the Holder will deliver to be purchased;

                     (2) the portion of the principal amount of the Security or Securities which the Holder will delivery to be repurchased, which portion must be $1,000 or an integral multiple thereof; and

                     (3) that such Security or Securities shall be repurchased pursuant to the terms and conditions specified in this Article Thirteen.

                 The delivery of such Security or Securities to the Paying Agent prior to, on or after the Change in Control Purchase Date (together with all necessary endorsements) at the offices of the Paying Agent shall be a condition to the receipt by the Holder of the Change in Control Purchase Price therefor; provided, however, that such Change in Control Purchase Price shall be so paid pursuant to this Section only if the Security or Securities so delivered to the Paying Agent shall conform in all respects to the description thereof set forth in the related Change in Control Purchase Notice.

                 The Company shall repurchase from the Holder thereof, pursuant to this Section 13.01, a portion of a Security if the principal amount of such portion is $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to the repurchase of all of a Security also apply to the repurchase of such portion of such Security.

                 Any repurchase by the Company contemplated pursuant to the provisions of this Section 13.01 shall be consummated by the delivery of the consideration to be received by the Holder promptly following the later of the Change in Control Purchase Date and the time of delivery of the Security.

                 Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Change in Control Purchase Notice contemplated by this Section 13.01(c) shall have the right to withdraw such Change in Control Purchase Notice at any time prior to the close of business on the Change in Control Purchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 13.02.

SECTION 13.02.   Effect of Change in Control Purchase Notice.

                 Upon receipt by the Company of the Change in Control Purchase Notice specified in Section 13.01, the Holder of the Security in respect of which such notice was given shall (unless such notice is withdrawn as specified in the following paragraph) thereafter be entitled to receive solely the Change in Control Purchase Price with respect to such Security. Such price shall be paid to such Holder (provided the conditions in Section 13.01 have been satisfied) promptly following the later of (x) the deposit of the Change in Control Purchase Price pursuant to Section 13.03 and (y) the time of delivery of such Security to the Paying Agent by the Holder thereof in the manner required by Section 13.01(c).

                 A Change in Control Purchase Notice may be withdrawn by means of a written notice of withdrawal delivered to the office of the Paying Agent at any time prior to the close of business on the Change in Control Purchase Date specifying:

                     (1) the certificate number or numbers of the Security or Securities in respect of which such notice of withdrawal is being submitted;

                     (2) the portion of the principal amount of the Security or Securities with respect to which such notice of withdrawal is being submitted, which amount must be $1,000 or an integral multiple thereof; and

                     (3) the portion of the principal amount, if any, of such Security or Securities which remains subject to the original Change in Control Purchase Notice and which has been or will be delivered for purchase by the Company, which amount must be $1,000 or an integral multiple thereof.

                 There shall be no repurchase of any Securities pursuant to
Section 13.01 if there has occurred (prior to, on or after the giving, by the Holders of such Securities, of the required Change in Control Purchase Notice) and is continuing an Event of Default. The foregoing shall in no way limit the occurrence of an Event of Default, including a default under the covenants in Article Thirteen and the right to demand payment of the Securities upon acceleration thereafter.

SECTION 13.03.   Deposit of Change in Control Purchase Price.

                 On or before the Business Day following the Change in Control Purchase Date, the Company shall deposit with the Trustee or with the Paying Agent (or, if the Company or a Subsidiary or an Affiliate of either of them is acting as the Paying Agent, such Person shall segregate and hold in trust as provided in Section 2.04) an amount of money sufficient to pay the aggregate Change in Control Purchase Price of all the Securities or portions thereof which are to be purchased as of the Change in Control Purchase Date.

                 If the Paying Agent holds, in accordance with the terms hereof, U.S. Legal Tender sufficient to pay the Charge in Control Purchase Price of any Security tendered for repurchase, then, on the second Business Day immediately subsequent to the Change in Control Purchase Date, such Security will cease to be outstanding and will be deemed paid, whether or not such Security is delivered to the Paying Agent, and all other rights of the Holder in respect thereof shall terminate (other than the right to receive the Change in Control Purchase Price upon delivery of such Security).

SECTION 13.04.   Securities Purchased in Part.

                 Any Security which is to be purchased only in part shall be surrendered at the office of the Paying Agent (with, if the Company or the Trustee so requires, due endorsement by, or written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by the Holder thereof or such Holder's attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and make available for delivery to the Holder of such Security, without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Security so surrendered which is not purchased.

SECTION 13.05. Covenant to Comply With Securities Laws Upon Purchase of Securities.

                 In connection with any purchase of Securities under Section
13.01 hereof, the Company shall, to the extent then applicable and required by law (i) comply with Rules 13e-4 and 14e-1 (which term, as used herein, includes any successor provision thereto) under the Exchange Act, and (ii) otherwise comply with all Federal and state securities laws so as to permit the rights and obligations under Section 13.01 to be exercised in the time and in the manner specified in Section 13.01.

SECTION 13.06.   Repayment to the Company.

                 Subject to the provisions of this Indenture, to the extent that the aggregate amount of cash deposited by the Company pursuant to Section 13.03 exceeds the aggregate Change in Control Purchase Price of the Securities or portions thereof to be purchased, then promptly after the second Business Day immediately following the Change in Control Purchase Date the Trustee or the Paying Agent, as the case may be, shall return any such excess to the Company.

                               ARTICLE FOURTEEN


                                MISCELLANEOUS


SECTION 14.01.   TIA Controls.

                 This Indenture is hereby made subject to, and shall be governed by, the provisions of the TIA required to be part of and to govern indentures qualified under the TIA.

SECTION 14.02.   Notices.

                 Any notices or other communications required or permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, by telex, by telecopier first class mail, postage prepaid, addressed as follows:

                 if to the Company:

                 Collagen Corporation
                 2500 Faber Place
                 Palo Alto, California 94303

                 Attention:  Chief Financial Officer

                 if to the Trustee:

                 For the purpose of Sections 2.03 and 5.02 hereof:

                 The First National Bank of Boston
                 c/o Banc Boston Trust Company of New York
                 55 Broadway
                 New York, NY  10006

                 and for all other purposes hereunder:

                 First National Bank of Boston
                 150 Royall Street, Mail Stop 45-02-15
                 Canton, MA  02021
                 Attention:  Corporate Trust Administration

                 The Company or the Trustee by notice to each other may designate additional or different addresses as shall be furnished in writing by such party. Any notice or communication to the Company or the Trustee shall be deemed to have been given or made as of the date so delivered if personally delivered; when answered back, if telexed; when receipt is acknowledged, if telecopied; and five (5) calendar days after mailing if sent by first class mail (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee).

                 Any notice or communication mailed to a Securityholder shall be mailed to it by first class mail or other equivalent means at its address as it appears on the registration books of the Registrar and shall be sufficiently given to it if so mailed within the time prescribed.

                 Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

SECTION 14.03.   Communications by Holders with Other Holders.

                 Securityholders may communicate pursuant to TIA Section 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and any other person shall have the protection of TIA Section 312(c).

SECTION 14.04.   Certificate and Opinion as to Conditions Precedent.

                 Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the
Trustee:

                          (1) an Officers' Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

                          (2) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

SECTION 14.05.   Statements Required in Certificate or Opinion.

                 Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

                          (1) a statement that the person making such certificate or opinion has read such covenant or condition;

                          (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                          (3) a statement that, in the opinion of such person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                          (4) a statement as to whether or not, in the opinion of each such person, such condition or covenant has been complied with; provided, however, that with respect to matters of fact an Opinion of Counsel may rely on an Officers' Certificate or certificates of public officials.

SECTION 14.06.   Rules by Trustee, Paying Agent, Registrar and Exchange Agent.

                 The Trustee may make reasonable rules for action by or at a meeting of Securityholders. The Paying Agent, Registrar and Exchange Agent may make reasonable rules for their functions.

SECTION 14.07.   Legal Holidays.

                 A "Legal Holiday" used with respect to a particular place of payment is a Saturday, a Sunday or a day on which banking institutions at such place are not required to be open. If a payment date is a Legal Holiday at such place, payment may be made at such place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

SECTION 14.08.   Governing Law.

                 THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. THE COMPANY HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK OR ANY FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, AND IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. THE COMPANY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, TRIAL BY JURY AND ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. THE COMPANY IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE COMPANY AT ITS SAID ADDRESS, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE TRUSTEE OR ANY SECURITYHOLDER TO SERVE PROCESS IN ANY OTHER

MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE COMPANY IN ANY OTHER JURISDICTION.

SECTION 14.09.   No Adverse Interpretation of Other Agreements.

                 This Indenture may not be used to interpret another indenture, loan or debt agreement of any of the Company or any Subsidiary. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 14.10.   No Recourse Against Others.

                 A director, officer, employee, stockholder or incorporator, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creations. Each Securityholder by accepting a Security waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Securities.

SECTION 14.11.   Successors.

                 All agreements of the Company in this Indenture and the Securities shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.

SECTION 14.12.   Duplicate Originals.

                 All parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together shall represent the same agreement.

SECTION 14.13.   Severability.

                 In case any one or more of the provisions in this Indenture or in the Securities shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

                                   SIGNATURES

                 IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the date first written above.

Dated:

                                        COLLAGEN CORPORATION


                                        By: ------------------------------------
                                              Name:
                                              Title:

[Seal]

Attest: --------------------------------------



                                        THE FIRST NATIONAL BANK OF BOSTON,
                                        as Trustee

                                        By: ------------------------------------
                                              Name:
                                              Title:

                                                                       EXHIBIT A

                               [FORM OF SECURITY]

                              COLLAGEN CORPORATION

                      [  ]% Exchangeable Subordinated Note
                                    due 2002

No.                                                                       $

                 COLLAGEN CORPORATION, a Delaware corporation (the "Company"), which term includes any successor corporation, for value received promises to pay to or registered assigns, the principal sum of ____________________ Dollars, on May 1, 2002.

                 Interest Payment Dates:  November 1 and May 1.
                 Record Dates:  October 15 and April 15.

                 Reference is made to the further provisions of this Security on the reverse side, which will for all purposes have the same effect as if set forth at this place.

                 IN WITNESS WHEREOF, the Company has caused this Security to be signed manually or by facsimile by its duly authorized officers and a facsimile of its corporate seal to be affixed to, or imprinted on this Security.

Dated:


                                        COLLAGEN CORPORATION


                                        By:
                                        ----------------------------------------



Attest:

- -----------------------------------------
               Secretary

[Seal]

               [FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION]

                 This is one of the Securities described in the within-mentioned Indenture.

                                        THE FIRST NATIONAL BANK OF BOSTON,
                                        as Trustee


                                        By -------------------------------------
                                             Authorized Signatory

                                                                       [Reverse]

                              COLLAGEN CORPORATION

                      [  ]% Exchangeable Subordinated Note
                                    due 2002

1.       Interest.

                 COLLAGEN CORPORATION, a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Security from the Issue Date until the Maturity Date at __% per annum. The Company will pay interest semiannually on November 1 and May 1 of each year commencing November 1, 1995. The Company shall pay interest on overdue principal at the rate of % per annum and interest on overdue installments of interest, to the extent lawful, at the same rate.

                 Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of initial issuance of any of the Securities under the Indenture.
Interest will be computed on the basis of a 360-day year of twelve 30-day months.

                 This Security is issued with original issue discount for United States Federal income tax purposes equal to the excess of the principal amount over the issue price, with the issue price for this purpose reduced by an amount equal to the fair market value of the exchange right described in
Section 7 of this Security as of the issue date. The Company has determined that the fair market value of the exchange right represents $____ of each $1,000 face amount of Securities and accordingly intends to calculate and report to the Internal Revenue Service original issue discount with respect to the Securities on the basis of such allocation.

2.       Method of Payment.

                 The Company will pay interest on the Securities (except defaulted interest) to the persons who are the registered Holders at the close of business on the 15th day of the month next preceding the month in which the Interest Payment Date occurs. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts ("U.S. Legal Tender"). However, the Company may pay the principal of, premium, if any, and interest by wire transfer of Federal funds, or interest by its check payable in such U.S. Legal Tender. The Company may deliver any such interest payment to the Paying Agent or the Company may mail any such interest payment to a Holder at the Holder's registered address.

3.       Paying Agent, Registrar and Exchange Agent.

                 Initially, The First National Bank of Boston (the "Trustee") will act as Paying Agent, Registrar and Exchange Agent. The Company may change any Paying Agent, Registrar or Exchange Agent without notice. The Company or any of its Subsidiaries may, subject to certain exceptions, act as Paying Agent or Registrar.

4.       Indenture.

                 The Company issued the Securities under an Indenture, dated as of April ___, 1995 (the "Indenture"), between the Company and the Trustee. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code Section Section 77aaa-77bbbb) (the "TIA"). The Securities are subject to all such terms, and Holders of Securities are referred to the Indenture and the TIA for a statement of them. The Securities are general unsecured obligations of the Company limited in aggregate principal amount to $45,000,000 (subject to Sections 2.02 and 2.07 of the Indenture).

5.       Optional Redemption.

                 The Securities may be redeemable at the option of the Company at any time on or after May 10, 1998, in whole or from time to time in part. The redemption prices (expressed as percentages of the principal amount) (the "Redemption Price") are as follows for the 12-month period beginning May 10 of the following years:

                                                                   REDEMPTION
    YEAR                                                              PRICE
    ----                                                           -----------
    1998 . . . . . . . . . . . . . . . . . . . . . . .                  %
    1999 . . . . . . . . . . . . . . . . . . . . . . .                  %
    2000 . . . . . . . . . . . . . . . . . . . . . . .                  %
    2001 . . . . . . . . . . . . . . . . . . . . . . .                  %

and 100% at May 1, 2002, in each case together with accrued interest to the Redemption Date.

6.       Notice of Redemption.

                 Notice of redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Securities to be redeemed at its registered address. Securities in denominations larger than $1,000 may be redeemed in part.

                 Except as set forth in the Indenture, from and after any Redemption Date, if monies for the redemption of the Securities called for redemption shall have been made available for redemption on such Redemption Date and payment of the Securities called for redemption is not prohibited under Article Four of the Indenture, the Securities called for redemption will cease to bear interest and the only right of the Holders of such Securities will be to receive payment of the Redemption Price.

7.       Exchange.

                 Subject to the provisions of the Indenture, the Holder hereof has the right, at its option, at any time after 60 days following the original issuance of the Securities and prior to the close of business on May 1, 2002, or, as to all or any portion hereof called for redemption, prior to the close of business on the fifth Business Day next preceding the Redemption Date (unless the Company shall default in payment due upon redemption thereof), to exchange the principal hereof or any portion of such principal which is $1,000 or an integral multiple thereof, into Exchange Property or, at the Company's option, a cash equivalent, as said Exchange Property shall be constituted at the date of exchange, obtained by dividing the principal amount of this Security or portion thereof to be exchanged by the Exchange Price, which shall initially be equivalent to an exchange price of ____________ shares of Target Common Stock for each $1,000 principal amount of Securities (the "Exchange Price"), or such Exchange Price as adjusted from time to time as provided in the Indenture, upon surrender of this Security, together with an exchange notice as provided in the Indenture, to the Company at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, the City of New York, or at the option of such Holder, the office of the Trustee, and, unless any securities included in the Exchange Property issuable on exchange are to be issued in the same name as this Security, duly endorsed by, or accompanied by instruments of transfer in form satisfactory to the Company duly executed by, the Holder or by its duly authorized attorney. No adjustment in respect of interest or dividends will be made upon any exchange; provided, however, that if this Security shall be surrendered for exchange during the period from the close of business on any Record Date for the payment of interest through the close of business on the Business Day next preceding the following Interest Payment Date, this Security (unless it or the portion being exchanged shall have been called for redemption on a date in such period) must be accompanied by an amount, in funds acceptable to the Company, equal to the interest payable on such Interest Payment Date on the principal amount being exchanged. No fractional shares or interest will be issued upon any exchange, but an adjustment in cash will be made, as provided in the Indenture, in respect of any fractional share or interest which would otherwise be issuable upon the surrender of any Security or Securities for exchange.

                 Any Securities called for redemption, unless surrendered for exchange on or before the close of business on the Redemption Date, may be deemed to be purchased from the Holder of such Security at an amount equal to the Redemption Price, together with accrued interest to the Redemption Date, by one or more investment bankers or other purchasers who may agree with the Company to purchase such Securities from the Holders thereof and exchange them into Exchange Property and to make payment for such Securities as aforesaid to the Trustee in trust for such Holders.

8.       Acceleration.

                 If the maturity of the Securities is accelerated pursuant to
Section 7.02 of the Indenture, an amount equal to the principal of, premium, if any, and interest of the Securities outstanding together with accrued interest thereon, in each case to the date of payment, shall become immediately due and payable.

9.       Denominations; Transfer; Exchange.

                 The Securities are in registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000. A Holder may register the transfer of, or exchange Securities in accordance with, the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities selected for redemption.

10.      Persons Deemed Owners.

                 The registered Holder of a Security may be treated as the owner of it for all purposes.

11.      Unclaimed Money.

                 If money for the payment of the principal of, premium, if any, or interest or Exchange Property remains unclaimed for two years, the Trustee and the Paying Agent or Exchange Agent will pay the money back to the Company at its request. After that, all liability of the Trustee and such Paying Agent with respect to such money shall cease.

12.      Amendment; Supplement; Waiver.

                 Subject to certain exceptions, the Indenture or the Securities may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding, and any existing Default or Event of Default or compliance with any provision may be waived with the consent of the Holders of a majority in aggregate principal amount of the Securities then outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture or the Securities to, among other things, cure any ambiguity, defect or inconsistency, provide for uncertificated Securities in addition to or in place of certificated Securities or make any other change that does not adversely affect the rights of any Holder of a Security.

13.      Ranking.

                 Payment of the principal of, premium, if any, and interest on the Securities by the Company is subordinated, in the manner and to the extent set forth in the Indenture, to the prior payment in full of all Senior Indebtedness of the Company.





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

14.      Successors.

                 When a successor assumes all the obligations of its predecessor under the Securities and the Indenture, the predecessor will be released from those obligations.

15.      Defaults and Remedies.

                 If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of Securities then outstanding may declare all the Securities to be due and payable immediately in the manner and with the effect provided in the Indenture. Holders of Securities may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Securities. Subject to certain limitations, Holders of a majority in aggregate principal amount of the Securities then outstanding may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Securities notice of any continuing Default or Event of Default (except a Default in payment of the principal of, premium, if any, or interest, or a default under the exchange provision) if it determines that withholding notice is in their interest.

16.      Trustee Dealings with Company.

                 The Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates as if it were not the Trustee.

17.      No Recourse Against Others.

                 No stockholder, director, officer, employee or incorporator, as such, past, present or future, of the Company or any successor corporation shall have any liability for any obligation of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder of a Security by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Securities.

18.      Authentication.

                 This Security shall not be valid until the Trustee or authenticating agent signs the certificate of authentication on the other side of this Security.

19.      Abbreviations and Defined Terms.

                 Customary abbreviations may be used in the name of a Holder of a Security or an assignee, such as: TEN COM (= tenants in common), TEN ENT
(= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A
(= Uniform Gifts to Minors Act).

                 The Company will furnish to any Holder of a Security upon written request and without charge a copy of the Indenture. Requests may be made to: Collagen Corporation, 2500 Faber Place, Palo Alto, California 94303,
Attention:  Chief Financial Officer.

                              [FORM OF ASSIGNMENT]

I or we assign this Security to

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
            (Print or type name, address and zip code of assignee)

Please insert Social Security or other identifying number of assignee
________________________________

and irrevocably appoint _______________________ agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.


Date: _______________________      Signature __________________________________
                                             (Sign exactly as your name appears
                                             on the other side of this Security)


Signature Guarantee:               ____________________________________________
                                   Bank, broker, dealer or other eligible
                                   institutions participating in a recognized signature guarantee medallion program.




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
                               [EXCHANGE NOTICE]

To exchange this Security into Exchange Property, check this box  /    /

To conditionally exchange this Security subject to the completion of a
Reorganization (as defined in the Indenture), check this box  /    /

To exchange only part of this Security, state the amount $_______

If you want the stock certificate made out in another person's name, fill in the form below:

________________________________________________________________________________
(Insert other person's Soc. Sec. or tax I.D. No.)

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
(Print or type other person's name, address and zip code)


Date: ________________________     Signature __________________________________
                                             (Sign exactly as your name appears
                                             on the other side of this Security)


Signature Guarantee:               ____________________________________________
                                   Bank, broker, dealer or other eligible
                                   institutions participating in a recognized signature guarantee medallion program.

                      [CHANGE IN CONTROL PURCHASE NOTICE]

         To elect to have this Security purchased by the Company pursuant to
Section 13.01 of the Indenture, check this box /    /

         If you wish to elect to have only part of this Security purchased by the Company pursuant to Section 13.01 of the Indenture, state the amount $____________.

Date: _______________________      Signature __________________________________
                                             (Sign exactly as your name appears
                                             on the other side of this Security)


Signature Guarantee:               ____________________________________________
                                   Bank, broker, dealer or other eligible
                                   institutions participating in a recognized signature guarantee medallion program.













                                      A-11